                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                      AMONG

                            VISION TWENTY-ONE, INC.,

                              OC ACQUISITION CORP.

                                       AND

                          OPTICARE HEALTH SYSTEMS, INC.

                          DATED AS OF FEBRUARY 10, 2000




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                                TABLE OF CONTENTS

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ARTICLE I
         DEFINITIONS..............................................................................................2
         SECTION 1.01  Certain Defined Terms......................................................................2

ARTICLE II
         THE MERGER...............................................................................................8
         SECTION 2.01  The Merger.................................................................................8
         SECTION 2.02  Closing....................................................................................9
         SECTION 2.03  Effective Time.............................................................................9
         SECTION 2.04  Effect of the Merger.......................................................................9
         SECTION 2.05  Articles of Incorporation; Bylaws; Directors and Officers of Surviving Corporation.........9

ARTICLE III
         CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES......................................................10
         SECTION 3.01  Conversion of Shares......................................................................10
         SECTION 3.02  Exchange of Shares Other than Treasury Shares.............................................11
         SECTION 3.03  Stock Transfer Books......................................................................13
         SECTION 3.04  No Fractional Share Certificates..........................................................14
         SECTION 3.05  Options to Purchase Company Common Stock..................................................14
         SECTION 3.06  Unvested Stock............................................................................16
         SECTION 3.07  Certain Adjustments.......................................................................16

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF COMPANY...............................................................17
         SECTION 4.01  Organization and Qualification; Subsidiaries..............................................17
         SECTION 4.02  Articles of Incorporation and Bylaws......................................................17
         SECTION 4.03  Capitalization............................................................................17
         SECTION 4.04  Authority Relative to This Agreement......................................................19
         SECTION 4.05  No Conflict; Required Filings and Consents................................................19
         SECTION 4.06  Permits; Compliance with Laws.............................................................20
         SECTION 4.07  SEC Filings; Financial Statements.........................................................21
         SECTION 4.08  Absence of Certain Changes or Events......................................................21
         SECTION 4.09  Employee Benefit Plans; Labor Matters.....................................................22
         SECTION 4.10  Certain Tax Matters.......................................................................25
         SECTION 4.11  Contracts.................................................................................25
         SECTION 4.12  Litigation................................................................................27
         SECTION 4.13  Environmental Matters.....................................................................27
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         SECTION 4.14  Intellectual Property.....................................................................27
         SECTION 4.15  Taxes.....................................................................................29
         SECTION 4.16  Insurance.................................................................................30
         SECTION 4.17  Properties................................................................................30
         SECTION 4.18  Affiliates................................................................................31
         SECTION 4.19  Opinion of Financial Advisor..............................................................31
         SECTION 4.20  Brokers...................................................................................32
         SECTION 4.21  Florida Business Corporation Law..........................................................32
         SECTION 4.22  Business Activity Restriction.............................................................32
         SECTION 4.23  Governmental Authorizations...............................................................32
         SECTION 4.24  Gifts, Political Contributions, Unrecorded Funds..........................................33
         SECTION 4.25  No Dissenters' Rights.....................................................................33
         SECTION 4.26 Board Recommendation.......................................................................33

ARTICLE V
         REPRESENTATIONS AND WARRANTIES OF PARENT................................................................34
         SECTION 5.01  Organization and Qualification; Subsidiaries..............................................34
         SECTION 5.02  Certificate of Incorporation and Bylaws...................................................34
         SECTION 5.03  Capitalization............................................................................35
         SECTION 5.04  Authority Relative to This Agreement......................................................35
         SECTION 5.05  No Conflict; Required Filings and Consents................................................36
         SECTION 5.06  Permits; Compliance with Laws.............................................................36
         SECTION 5.07  SEC Filings; Financial Statements.........................................................37
         SECTION 5.08  Absence of Certain Changes or Events......................................................38
         SECTION 5.09  Employee Benefit Plans; Labor Matters.....................................................39
         SECTION 5.10  Certain Tax Matters.......................................................................40
         SECTION 5.11  Contracts.................................................................................41
         SECTION 5.12  Litigation................................................................................42
         SECTION 5.13  Environmental Matters.....................................................................42
         SECTION 5.14  Insurance.................................................................................42
         SECTION 5.15  Properties................................................................................42
         SECTION 5.16  Opinion of Financial Advisor..............................................................43
         SECTION 5.17  Brokers...................................................................................43
         SECTION 5.18  No Interested Shareholders................................................................43
         SECTION 5.19  Governmental Authorizations...............................................................43
         SECTION 5.20  Intellectual Property.....................................................................44

ARTICLE VI
         COVENANTS...............................................................................................44
         SECTION 6.01  Conduct of Business by Company Pending the Closing........................................44
         SECTION 6.02  Notices of Certain Events.................................................................47
         SECTION 6.03  Access to Information; Confidentiality....................................................47
         SECTION 6.04  No Solicitation of Transactions...........................................................48
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         SECTION 6.05  Tax-Free Transaction......................................................................50
         SECTION 6.06  Control of Operations.....................................................................50
         SECTION 6.07  Further Action; Consents; Filings.........................................................50
         SECTION 6.08  Additional Reports........................................................................51
         SECTION 6.09  Conduct of Business by Parent.............................................................51
         SECTION 6.10  Post Merger Directors and Officers........................................................52
         SECTION 6.11  Bank Restructuring........................................................................53
         SECTION 6.12  Disposition of Practices..................................................................53
         SECTION 6.13  Financing Commitments.....................................................................54
         SECTION 6.14  Standstill Agreement......................................................................54
         SECTION 6.15  Voting....................................................................................54
         SECTION 6.16  Waiver....................................................................................54

ARTICLE VII
         ADDITIONAL AGREEMENTS...................................................................................55
         SECTION 7.01  Registration Statement; Joint Proxy Statement.............................................55
         SECTION 7.02  Stockholders' Meetings....................................................................57
         SECTION 7.03  Affiliates................................................................................57
         SECTION 7.04  Directors' and Officers' Indemnification and Insurance....................................57
         SECTION 7.05  No Shelf Registration.....................................................................59
         SECTION 7.06  Public Announcements......................................................................59
         SECTION 7.07  AMEX Listing..............................................................................59
         SECTION 7.08  Blue Sky..................................................................................59
         SECTION 7.09  Acquisition of Company Capital Stock......................................................59

ARTICLE VIII
         CONDITIONS TO THE MERGER................................................................................60
         SECTION 8.01  Conditions to the Obligations of Each Party to Consummate the Merger......................60
         SECTION 8.02  Conditions to the Obligations of Company..................................................61
         SECTION 8.03  Conditions to the Obligations of Parent...................................................62

ARTICLE IX
         TERMINATION, AMENDMENT AND WAIVER.......................................................................63
         SECTION 9.01  Termination...............................................................................63
         SECTION 9.02  Effect of Termination.....................................................................65
         SECTION 9.03  Amendment.................................................................................65
         SECTION 9.04  Waiver....................................................................................66
         SECTION 9.05  Termination Fee; Expenses.................................................................66

ARTICLE X
         GENERAL PROVISIONS......................................................................................68
         SECTION 10.01  Non-Survival of Representations and Warranties...........................................68
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         SECTION 10.02  Notices..................................................................................68
         SECTION 10.03  Severability.............................................................................69
         SECTION 10.04  Assignment; Binding Effect; Benefit......................................................69
         SECTION 10.05  Incorporation of Exhibits................................................................70
         SECTION 10.06  Governing Law............................................................................70
         SECTION 10.07  Waiver of Jury Trial.....................................................................70
         SECTION 10.08  Headings; Interpretation.................................................................70
         SECTION 10.09  Counterparts.............................................................................71
         SECTION 10.10  Entire Agreement.........................................................................71
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                                       iv

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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of February 10, 2000 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), among OPTICARE HEALTH SYSTEMS, INC., a Delaware corporation ("Parent"), VISION TWENTY-ONE, INC., a Florida corporation ("Company"), and OC ACQUISITION CORP., a Florida corporation and a direct wholly owned subsidiary of Parent ("Merger Sub").

                              W I T N E S S E T H:

         WHEREAS, the boards of directors of Parent and Company have determined that it is advisable and in the best interests of their respective companies and stockholders to enter into a business combination by means of the merger of Merger Sub with and into Company (the "Merger") and have approved and adopted this Agreement;

         WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, certain stockholders of Company have granted an irrevocable proxy (referred to herein as the "Company Stockholder Agreement") in the form attached hereto as Annex A;

         WHEREAS, concurrently with the execution of this Agreement and as an inducement to Company to enter into this Agreement, certain stockholders of Parent have granted an irrevocable proxy (referred to herein as the "Parent Stockholder Agreement") in the form attached hereto as Annex B;

         WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Florida Business Corporation Act, as amended (the "FBCA"), Parent will acquire all of the common stock of Company through the merger of Merger Sub with and into Company; and

         WHEREAS, for United States Federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "Code"), and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                              ARTICLE I
                             DEFINITIONS

         SECTION 1.01 Certain Defined Terms

         Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

         "Adjusted Financial Statements" shall mean the Company's month-ending balance sheet and statements of income and changes in stockholders' equity as of the latest practicable date no earlier than forty-five (45) days prior to the Exchange Ratio Adjustment Date (defined below), which financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby; provided, however, that the financial statements are subject to normal and recurring year-end adjustments and lack footnotes and other presentation items. The "Exchange Ratio Adjustment Date" shall be the fifth Business Day prior to the effective date of the Registration Statement or such later date prior to the mailing of the Joint Proxy Statement as the parties may mutually agree.

         "Affiliate" shall mean, with respect to any person, any other person that controls, is controlled by or is under common control with the first person.

         "Amex" shall mean the American Stock Exchange.

         "ASCI Debt" shall mean the amount of "Contingent Consideration" payable to American Surgicite Centers, Inc. pursuant to the Asset Purchase Agreement dated as of September 1, 1998 among the Company and American Surgicite Centers, Inc.

         "Bank Austria" shall mean Bank Austria Creditanstaldt Corporate Finance, Inc.

         "Bank Austria Credit Agreement" shall mean the Amended and Restated Loan and Security Agreement dated as of August 13, 1999 among the Parent, certain of the Parent Subsidiaries and the lenders named therein, and Bank Austria, as Agent.

         "Blue Sky Laws" shall mean state securities or "blue sky" laws.

         "Business Day" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in New York.

         "Company Common Stock" shall mean the common stock, par value $.001 per share, of the Company.

         "Company Disclosure Schedule" shall mean the disclosure schedule delivered by Company to Parent prior to the execution of this Agreement and forming a part hereof.

         "Company Intellectual Property" shall mean all patents (including, without limitation, all U.S. and foreign patents, patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof), design rights, trademarks, trade names and service marks (whether or not registered), trade dress, Internet domain names, copyrights (whether or not registered) and any renewal rights therefor, sui generis database rights, statistical models, technology, inventions, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, databases, technical documentation of such software programs ("Technical Documentation"), registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that were material to Company's business or are currently used in Company's business in any product, technology or process (i) currently being or formerly manufactured, published or marketed by Company or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by Company or
(iii) used by the Company.

         "Company Material Adverse Effect" shall mean any change in or effect on the business of Company and the Company Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Company and the Company Subsidiaries, taken as a whole, except to the extent that any such change in or effect results from (i) changes in general economic conditions or changes affecting the industry generally in which Company operates (provided that such changes do not affect Company in a materially disproportionate manner); (ii) changes in trading prices for the Company's common stock; (iii) disposition of Practices (as hereinafter defined), divestiture of Corporate Optometry and termination of managed care contracts as specifically identified on Schedule 4.08 of the Company Disclosure Schedule; (iv) ongoing professional fees consistent with the level of professional fees incurred by the Company during the period from January 10, 2000 to February 9, 2000; (v) Special Charges that cause an adjustment to the Exchange Ratio per Section 3.01 hereto; and the net writedown of certain assets associated with business operations which are being discontinued.

         "Company Stock Plans" shall mean the Company's 1996 and 1999 Stock Incentive Plans for employees and the Company's Stock Option Plan for Affiliated Professionals.

         "Competing Transaction" shall mean any of the following involving Company (other than the Merger):

                  (i) any merger, consolidation, share exchange, business combination or other similar transaction;

                  (ii) any sale, exchange, transfer or other disposition of 33% or more of the assets of the Company and/or its subsidiaries, taken as a whole, in a single transaction or series of transactions, including, but not limited to, the assets or stock relating to MEC Healthcare Inc. ("MEC") or the Company's laser vision division;

                  (iii) any tender offer or exchange offer for 33% or more of the outstanding voting securities of the Company or the filing of a registration statement under the Securities Act in connection therewith;

                  (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed that beneficially owns or has the right to acquire beneficial ownership of, 33% or more of the outstanding voting securities of the Company other than in connection with a Financing Transaction (as defined below);

                  (v) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed that beneficially owns or has the right to acquire beneficial ownership of, 49% or more of the outstanding voting securities of the Company from the Company or any of the Company's Affiliates in connection with a transaction (a "Financing Transaction") with the purpose of the Company obtaining bonafide financing without the investor making such financing with the intent of exercising control over the Company and/or management of the Company other than as may be typical of a lender in a commercial financing transaction;


         "Confidentiality Agreement" shall mean the confidentiality agreement, dated November 24, 1999, between Parent and Company.

         "Corporate Optometry" shall mean an optometric practice owned or managed by the Company as set forth on Section 6.12 of the Company Disclosure Schedule.

         "$" shall mean United States Dollars.

         "DGCL" shall mean the Delaware General Corporation Law, as amended.

         "Earn-out Agreement" shall mean any merger, purchase, sale or other business combination agreement between the Company and one or more third parties pursuant to which the Company is obligated to pay cash or issue shares of its capital stock subsequent to the date hereof as more specifically set forth on Attachment 4 to Schedule 4.03 of the Company Disclosure Schedule.

         "Environmental Law" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof.

         "Environmental Permit" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

         "Existing Credit Agreement" shall mean the Amended and Restated Credit Agreement dated as of July 1, 1998 among the Company, the banks party thereto and Bank of Montreal, as Agent, as amended.

         "Expenses" shall mean, with respect to any party hereto, all documented out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) and internal costs at commercially reasonable rates incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the preparation, printing, filing and mailing of the Registration Statement and the Joint Proxy Statement, the solicitation of stockholder approvals, the filing of HSR Act notice, if any, and all other matters related to the transactions contemplated hereby and the closing of the Merger.

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable statute and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         "Governmental Entity" shall mean any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

         "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

         "Hazardous Material" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

         "IRS" shall mean the United States Internal Revenue Service.

         "Intangible Assets" shall have the conventional accounting meaning in compliance with GAAP.

         "Knowledge" an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of or should reasonably be aware of such fact or other matter.

         A Person (other than an individual) will be deemed to have `Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, manager, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

         "Law" shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

         "Long-Term Indebtedness and Equivalents" shall mean, as reflected in the Adjusted Financial Statements, the aggregate of (i) all of the Company's long-term obligations, indebtedness or other liabilities of any kind or nature, fixed or contingent, which in accordance with GAAP would be classified as a long-term liability on the consolidated balance sheet of the Company and the Company Subsidiaries, including, but not limited to obligations under capital leases and deferred rent payables, (ii) the Purchase Adjustment Debt and (iii) Special Charges, but excluding deferred tax liabilities.

         "Merger" shall have the meaning ascribed to such term in the first Whereas clause of this Agreement.

         "NNM", shall mean the NASDAQ National Market.

         "Net Debt Equivalents" or "NDE" shall mean, as reflected in the Adjusted Financial Statements, all of the Company's Long-Term Indebtedness and Equivalents less the Company's cash, including any cash equivalents or marketable securities and as otherwise having the conventional meaning in compliance with GAAP.

         "Net Worth" shall mean, as reflected in the Adjusted Financial Statements, total shareholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on the balance sheet of the Company and the Company's Subsidiaries prepared on a consolidated basis in accordance with GAAP.

         "Ophthalmologist/Optometrist Employee" shall mean a licensed ophthalmologist or optometrist employed by the Company or the Company Subsidiaries or the Parent or the Parent

Subsidiaries, as the case may be, or a professional corporation to which the Company or the Company Subsidiaries or the Parent or the Parent Subsidiaries as the case may be, provides services.

         "Ophthalmology and Optometry Practices" shall mean any ophthalmology and/or optometry practices owned or managed by the Company as set forth on
Section 6.12 of the Company Disclosure Schedule.

         "Parent Common Stock" shall mean the common stock, par value $.001 per share, of the Parent.

         "Parent Disclosure Schedule" shall mean the disclosure schedule delivered by Parent to Company prior to the execution of this Agreement and forming a part hereof.

         "Parent Material Adverse Effect" shall mean any change in or effect on the business of Parent and the Parent Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole, except to the extent that any such change in or effect results from (i) changes in general economic conditions or changes affecting the industry generally in which Parent operates (provided that such changes do not affect Parent in a materially disproportionate manner) and (ii) any changes in the trading price of Parent Common Stock.

         "Parent Stock Plans" shall mean Parent's Performance Stock Program and the Employee Stock Purchase Plan.

         "Person" shall mean an individual, corporation, partnership, limited partnership, limited liability company, limited liability partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

         "Purchase Adjustment Debt" shall mean the amount which is claimed by Eye Care Centers of America, Inc. to be owed to it through purchase price adjustments and indemnities pursuant to the terms of the Asset Purchase Agreement dated July 7, 1999 among the Company and Eye Care Centers of America, Inc.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         "Special Charges" shall mean, as reflected in the balance sheet of the Adjusted Financial Statements, the aggregate liability of: any one time charges and accruals (extraordinary or otherwise) relating to matters outside of the ordinary course of business, including but not limited to, layoffs and severance (including those individuals appropriately identified on Company Disclosure Schedule 4.09), one time lease shutdowns, restructuring charges, the net writedown of certain assets associated with business operations which are being discontinued, the maximum amount of cash payable by the Company, or the Parent after the Effective Time, as the case may be, which is reasonably likely to be paid pursuant to the ASCI Debt and the Earn-out Agreements as of the Exchange Ratio Adjustment Date, the Additional Premium Amount or the Excess Projected Cumulative Amount (as defined in Section 7.04 (d)), as the case may be, and any accrued and unpaid expenses incurred by the Company in connection with obtaining or attempting to obtain such third party consent as agreed upon by the Parent and the Company.

         "Subsidiary" shall mean, with respect to any person, any corporation, partnership, limited partnership, limited liability company, limited liability partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         "Tangible Net Worth" or "TNW" shall mean, as reflected in the Adjusted Financial Statements, the Company's Net Worth less Intangible Assets.

         "Tax" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any person.

         "Tax Return" shall mean any return, statement or form (including, without limitation, any estimated tax reports or return, withholding tax reports or return and information report or return) required to be filed with respect to any Taxes.

                                   ARTICLE II
                                   THE MERGER

         SECTION 2.01 The Merger

         Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the FBCA, at the Effective Time (as defined in Section 2.03), Merger Sub shall be merged with and into Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation of the Merger as a wholly owned subsidiary of Parent (the "Surviving Corporation").

         SECTION 2.02 Closing

         Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section 9.01 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the consummation of the Merger shall take place as promptly as practicable (and in any event within three Business Days) after satisfaction or waiver of the conditions set forth in Article VIII, at a closing (the "Closing") to be held at the offices of Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019, unless another date, time or place is mutually agreed to by Parent and Company.

         SECTION 2.03  Effective Time

         At and after the time of the Closing, the parties shall cause the Merger to be consummated by filing the articles of merger (the "Certificate of Merger") with the Department of State of the State of Florida in such form as required by, and executed in accordance with the relevant provisions of, the FBCA (the date and time of such filing, or such later date and time as may be set forth therein, being the "Effective Time").

         SECTION 2.04  Effect of the Merger

         At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the FBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in Company as the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of Company as the Surviving Corporation.

         SECTION 2.05 Articles of Incorporation; Bylaws; Directors and Officers of Surviving Corporation

         Unless otherwise agreed by Parent and Company before the Effective Time, at the Effective Time:

                  (a) the Articles of Incorporation and the Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation, until thereafter amended as provided by Law and such Article of

         Incorporation or Bylaws; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be
         amended to read as follows: "The name of the corporation is "         "
         and the bylaws shall be amended to reflect such name change;

                  (b) the officers of Merger Sub immediately prior to the Effective Time shall serve in their respective offices of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal; and

                  (c) the directors of Merger Sub immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal.

                                   ARTICLE III
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 3.01  Conversion of Shares

                  (a) At the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, Company or the holders of any of the following securities:

                  (i) each share of Common Stock, $.001 par value, of Company ("Company Common Stock") issued and outstanding immediately before the Effective Time (excluding those held in the treasury of Company and those owned by any wholly owned subsidiary of Company) and all rights in respect thereof, shall, forthwith cease to exist and be converted into and become exchangeable for the right to receive 0.402 shares (the "Exchange Ratio") of common stock, $.001 par value, of Parent ("Parent Common Stock");

                  (ii) each share of Company Common Stock held in the treasury of Company or owned by any wholly owned subsidiary of Company immediately prior to the Effective Time shall be canceled and retired and no shares of stock or other securities of Parent, the Surviving Corporation or any other corporation shall be issuable, and no payment or other consideration shall be made, with respect thereto; and

                  (iii) each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (b) notwithstanding anything to the contrary above, the Exchange Ratio shall be adjusted and recalculated as of the Exchange Ratio Adjustment Date in accordance with the following formula:



Exchange Ratio = 6,000,000 - (.25 (NDE-$54 Million)) + (.125(TNW-($56) Million))
                ----------------------------------------------------------------
                                              X

         where X represents the number of outstanding shares of Company Common Stock as of the Exchange Ratio Adjustment Date.

                  (c) The Exchange Ratio shall be adjusted downward to account for the maximum amount of shares of Company Common Stock, or Parent Common Stock after the Effective Time, as the case may be, which are reasonably expected to be issued pursuant to the Earn-out Agreements as of the Exchange Ratio Adjustment Date, as mutually agreed upon by the Parent and the Company (the "Earn-out Stock Amount").

                  (d) The Adjusted Financial Statements and/or the Earn-out Stock Amount shall be reasonably satisfactory to Parent. Upon receipt by Parent of the Adjusted Financial Statements and/or the Earn-out Stock Amount from the Company, Parent shall accept or reject the Adjusted Financial Statements and/or the Earn-out Stock Amount by written notice to the Company within three (3) Business Days thereafter; failure to reject the Adjusted Financial Statements and/or Earn-out Stock Amount, as applicable, within such period shall be deemed conclusive acceptance of the Adjusted Financial Statements and/or the Earn-out Stock Amount, as applicable. If Parent disputes the Adjusted Financial Statements and/or the Earn-out Stock Amount, the parties will attempt to resolve their differences jointly and the Company shall provide Parent reasonable access to its appropriate records, including but not limited to, its work papers, but if no resolution is reached within three (3) Business Days, then the parties agree to submit the disputed items to an independent "Big 6" accounting firm as may be mutually agreed upon by the respective accounting firms of Parent and the Company, for determination within ten (10) Business Days, which determination shall be conclusive for the purposes of this Agreement. The cost of such mutually agreed accounting firm's determination shall be borne equally by the Company and Parent.

                  SECTION 3.02 Exchange of Shares Other than Treasury Shares

         (a) Exchange Agent. As of the Effective Time, Parent shall enter into an agreement with a bank or trust company to act as exchange agent for the Merger (the "Exchange Agent") as may be designated by Parent.

         (b) Parent to Provide Common Stock and Cash. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for the benefit of the holder of Company Common Stock: (i) Certificates of Parent Common Stock ("Parent Certificates") representing the number of whole shares of Parent Common Stock issuable pursuant to Section 3.01(a) in exchange for shares of Company Common Stock outstanding immediately prior to the Effective Time; (ii) sufficient funds to permit payment in lieu of fractional shares pursuant to Section 3.04 and (iii) any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 3.07.

         (c) Exchange Procedures. The Exchange Agent shall mail to each holder of record of certificates of Company Common Stock ("Company Certificates"), whose shares were converted into the right to receive shares of Parent Common Stock (and cash in lieu of fractional shares pursuant to Section 3.04) promptly after the Effective Time (and in any event no later than three Business Days after the later to occur of the Effective Time and receipt by Parent of a complete list from the Company of the names and addresses of its holders of record): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon receipt of the Company Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for Parent Certificates (and cash in lieu of fractional shares). Upon surrender of a Company Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Company Certificate shall be entitled to receive in exchange therefor a Parent Certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to this Article III and payment of cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 3.04, and the Company Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends and distributions, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 3.04. Notwithstanding any other provision of this Agreement, no interest will be paid or will accrue on any cash payable to holders of Company Certificates pursuant to the provisions of this Article III.

         (d) Lost, Stolen or Destroyed Company Certificates. In the event any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, a Parent Certificate representing such shares of Parent Common Stock (and cash in lieu of fractional shares) as may be required pursuant to this
Article III; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to indemnify Parent against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

         (e) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to the effect of applicable escheat or similar laws, following surrender of any such Company Certificate, there shall be paid to the record holder of the Parent Certificates issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 3.02(e)) with respect to such shares of Parent Common Stock.

         (f) Transfer of Ownership. If any Parent Certificate is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a Parent Certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

         (g) Termination of Exchange Agent Funding. Any portion of funds (including any interest earned thereon) or Parent Certificates held by the Exchange Agent which have not been delivered to holders of Company Certificates pursuant to this Article III within six months after the Effective Time shall promptly be paid or delivered, as appropriate, to Parent, and thereafter holders of Company Certificates who have not theretofore complied with the exchange procedures outlined in and contemplated by this Section 3.02 shall thereafter look only to Parent (subject to abandoned property, escheat and similar laws) only as general creditors thereof for their claim for shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions (with a record date after the Effective Time) with respect to Parent Common Stock to which they are entitled.

         (h) No Liability. Notwithstanding anything to the contrary in this
Section 3.02, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person in respect of any shares of Parent Common Stock or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (i) Expenses of Exchange Agent. Parent shall pay all charges and expenses of the Exchange Agent incurred solely in connection with the transactions contemplated by this Agreement, to the extent of $8,500, with any and all charges and expenses above such amount being borne by the Company.

         SECTION 3.03  Stock Transfer Books

         (a) At the Effective Time, the stock transfer books of Company shall each be closed, and there shall be no further registration of transfers of shares of

Company Common Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the stock transfer records of Company at the Effective Time, a certificate or certificates representing the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been converted shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 3.04 hereof, and a cash payment in the amount of dividends, if any, in accordance with Section 3.02(e) hereof, if the certificate or certificates representing such shares of Company Common Stock is or are surrendered as provided in Section 3.02(c) hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

         (b) Notwithstanding anything to the contrary herein, certificates surrendered for exchange by any person constituting an affiliate of Company shall not be exchanged until Parent shall have received from such person an affiliate letter as provided in Section 7.03.

         SECTION 3.04  No Fractional Share Certificates

         No scrip or fractional share Parent Certificate shall be issued upon the surrender for exchange of Company Certificates, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Parent or of Surviving Corporation with respect to such fractional share interest. As promptly as practicable following the Effective Time, Parent shall deposit with the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) by (ii) the closing price for a share of Parent Common Stock on the American Stock Exchange (the "AMEX") on the last Business Day prior to the Effective Time. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding Taxes, to such holders of Company Common Stock, subject to and in accordance with the terms of Section 3.02 hereof.

         SECTION 3.05  Options to Purchase Company Common Stock

         (a) At or prior to the Effective Time, each of Company and Parent shall take all action necessary to cause as of the Effective Time the assumption by Parent of, or the reissuance by Parent of substitutes for, all of the following which remain outstanding as of the Effective Time: (i) the options to purchase Company Common Stock listed in the Company Disclosure Schedule, whether vested or unvested, and issued under Company's Stock Plans; (ii) options to purchase Company Common Stock listed in the Company Disclosure Schedule pursuant to option agreements outside of the Company's Stock Plans; and (iii) the warrants to purchase Company Stock listed in the Company Disclosure Schedule and issued pursuant to warrant agreements, (collectively, the "Outstanding Options and Warrants," and each an "Outstanding Option" or an "Outstanding Warrant"). To the fullest extent permitted under applicable law and the applicable stock option agreements, the Company Stock Plans and the warrant agreements, each of the Outstanding Options and Outstanding Warrants shall be exchanged or substituted without any action on the part of the holder thereof into an option or warrant to purchase shares of Company Common Stock as of the Effective Time. The number of shares of Parent Common Stock that the holder of an assumed or substituted Outstanding Option or Outstanding Warrant shall be entitled to receive upon the exercise of such option or warrant shall be the same number of shares of Company Common Stock as the holder of such Outstanding Option or Outstanding Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such option or warrant in full immediately prior to the Effective Time. The price per share of Parent Common Stock after the Effective Time shall be equal to (x) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Outstanding Option or Outstanding Warrant divided by (y) the Exchange Ratio. Other than as set forth in the Outstanding Options and Warrants or as contemplated by this Agreement, the assumption and substitution of options and warrants as provided herein shall not give the holders of such options and warrants additional benefits or additional vesting rights which they did not have immediately prior to the Effective Time or relieve the holders of any obligations or restrictions applicable to their options and warrants or the shares obtainable upon exercise of their options and warrants. Only whole shares of Company Common Stock shall be issued upon exercise of any Outstanding Option or Outstanding Warrant, and no certificates or scrip representing fractional shares of Company Common Stock and no cash in lieu of fractional shares shall be issued upon such exercise. All fractional shares of Company Common Stock which a holder of any Outstanding Option or Outstanding Warrant would otherwise be entitled to receive upon exercise thereof shall be aggregated at the time of such exercise. If a fractional share results from such aggregation, in lieu thereof such fraction shall be rounded up to one whole share of Company Common Stock if it is one-half or larger and shall be rounded down to zero and canceled without any payment or distribution with respect thereto if it is less than one-half. Prior to the Effective Time, Company and Parent shall take such additional actions, if any, as are necessary under applicable law and the applicable agreements and the Company Stock Plans to assure that each Outstanding Option and Outstanding Warrant shall, from and after the Effective Time, represent only the right to purchase, upon exercise, whole shares of Company Common Stock. Prior to the Effective Time, the Board of Directors of the Company shall make the determination that neither the Merger nor any of the other transactions contemplated by this Agreement shall be deemed a "Change in Control" for purposes of each of the employment agreements entered into by the Company other than the employment agreements set forth on Section
3.05 of the Company Disclosure Schedule.

         Except as otherwise specifically identified in Section 3.05 of the Company Disclosure Schedule, the assumption of the Outstanding Options and Warrants in the Merger and their conversion into options and warrants for Parent Common Stock will not result in any accelerated vesting of those options or warrants or the shares purchasable thereunder and the vesting schedule in effect for such Outstanding Options and Warrants immediately prior to the Effective Time shall remain in full force after the assumption thereof by Parent.

         It is the Parent's intention to roll such converted Outstanding Options into options to purchase Parent Common Stock, as described above, pursuant to either the Parent's Performance

Stock Program or, at Parent's discretion or in the event that Parent is unable to roll such converted options into the Performance Stock Program, then Parent will assume the Company Stock Plans. Upon such conversion, any options granted under the Performance Stock Program to the former holders of Outstanding Options pursuant to the Company Stock Plans shall, except to the extent provided above, in all respects be subject to the terms, provisions and conditions of the Performance Stock Program and the standard form of stock option agreement relating to such Performance Stock Program except where the terms of the Performance Stock Program are contrary to the rights of an option holder, whereupon in such instance the option holder will retain his or her rights to such contrary terms; and provided further, that such holders shall be deemed to have been granted such options as of the date the original options were granted under the Company Stock Plans.

         (b) As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 or a successor form, under the Securities Act with respect to the shares of Parent Common Stock subject to the Outstanding Options, to the extent that Form S-8 or successor form, is available to register the Outstanding Options, and shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Outstanding Options remain outstanding.

         SECTION 3.06  Unvested Stock

         At the Effective Time, any unvested shares of Company Common Stock, including, but not limited to, any restricted stock, awarded to employees, directors or consultants pursuant to any of the Company's plans or arrangements and outstanding immediately prior to the Effective Time shall be converted into unvested shares of Parent Common Stock in accordance with the Exchange Ratio and shall remain subject to the same terms, restrictions and vesting schedule as in effect immediately prior to the Effective Time. All outstanding rights which Company may hold immediately prior to the Effective Time to repurchase unvested shares of Company Common Stock shall be assigned to the Parent in the Merger and shall thereafter be exercisable by Parent upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to such rights and the purchase price payable per share shall be adjusted to reflect the Exchange Ratio.

         SECTION 3.07  Certain Adjustments

         If between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or the number of shares of Company Common Stock on a fully diluted basis is in excess of that specified in Section 4.03 and disclosed in Section 4.03 of the Company Disclosure Schedule (regardless of whether such excess is a result of an additional issuance of capital stock or a correction to such Sections), then the Exchange Ratio established pursuant to the provisions of

Section 3.01 shall be adjusted accordingly to provide to each of Parent, on the one hand, and the holders of Company Common Stock in the aggregate, on the other hand, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF COMPANY

         Company hereby represents and warrants to Parent, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article IV or to otherwise be clearly applicable to the representations hereof not specifically referenced, that (it being understood that for purposes of this Article IV, unless the context otherwise requires, the term Company shall be deemed to include all of the Company's Subsidiaries:

         SECTION 4.01  Organization and Qualification; Subsidiaries

         (a) Company and each directly and indirectly owned subsidiary of Company (the "Company Subsidiaries") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Except as set forth in Section 4.01 of the Company Disclosure Schedule, Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failure to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (b) Section 4.01 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Company Subsidiary, together with (i) the jurisdiction of incorporation or organization of each Company Subsidiary and the percentage of each Company Subsidiary's outstanding capital stock or other equity interests owned by Company or another Company Subsidiary and (ii) an indication of whether each Company Subsidiary is a "Significant Subsidiary" as defined in Regulation S-X under the Exchange Act. Except as set forth in Section 4.01 of the Company Disclosure Schedule, neither Company nor any Company Subsidiary owns an equity interest in any partnership or joint venture arrangement or other business entity.

         SECTION 4.02  Articles of Incorporation and Bylaws

         The copies of Company's articles of incorporation and bylaws, as amended to date, previously provided to Parent by Company are true, complete and correct copies thereof. Such articles of incorporation and bylaws are in full force and effect. Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

         SECTION 4.03  Capitalization

         (a) The authorized capital stock of Company consists of 50,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock ("Company Preferred Stock"). As of the date hereof, (i) 14,939,407 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock are held in the treasury of Company, (iii) no shares of Company Common Stock are held by Company Subsidiaries, (iv) 2,400,000 shares of Company Common Stock are reserved for future issuance pursuant to the Company Stock Plans or pursuant to option agreements outside of the Company Stock Plans (collectively, the "Company Stock Options"), of which, as of December 31,1999, 921,977 and 1,035,146 shares of Company Common Stock were reserved for future issuance pursuant to unvested, outstanding and vested, outstanding, unexercised Company Stock Options, respectively, and (v) no shares of Company Preferred Stock are outstanding. The name of each holder of a Company Stock Option or a warrant, the grant date of each Company Stock Option and warrant, and the number of shares of Company Common Stock for which each Company Stock Option or warrant, as the case may be, is exercisable and the exercise price of each Company Stock Option or warrant, as the case may be, and the Company Stock Plans or other agreement that such Company Stock Options or warrants are issuable under, are set forth in Section
4.03 of the Company Disclosure Schedule. Except for (i) shares of Company Common Stock issuable pursuant Company Stock Plans, and (ii) shares issuable as specifically listed and indicated on Schedule 4.03 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character obligating Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Company or any Company Subsidiary. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 4.03 of the Company's Disclosure Schedule, there are no outstanding contractual obligations of Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary. Except as set forth in Section 4.03 of the Company's Disclosure Schedule, each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. There are no outstanding contractual obligations of Company or any Company Subsidiary to provide funds to, guarantee indebtedness of, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person, except as set forth in Section 4.03 of the Company Disclosure Schedule.

         (b) Schedule 4.03 correctly and completely sets forth each agreement or obligation of the Company and/or any Company Subsidiary to issue additional shares of Company Common Stock after the date hereof if certain conditions are fulfilled, and correctly and completely sets forth the maximum number of shares of Company Common Stock issuable with respect to each business combination or otherwise listed in Schedule 4.03 of the Company Disclosure Schedule and any registration rights related to such shares. Such shares are hereinafter called "Earn-out Company Shares."

         (c) Provided that the Merger becomes effective, the terms of each such business combination require each person entitled to receive Earn-out Shares to accept in lieu of Company Common Stock the number of shares of Parent Common Stock that would be issuable in the Merger if such Company Common Stock were outstanding immediately prior to the Effective time.

         (d) The terms of each such business combination require each person entitled to receive Earn-out Shares to accept Earn-out Shares which have not been registered under the Securities Act and further obligate such persons not to sell, transfer, pledge, hypothecate or otherwise create any interest in the Earn-out Shares without such registration or in a transaction except from the registration requirements of the Securities Act and applicable state securities laws.

         (e) The consummation of the Merger will not trigger any anti-dilution rights or price adjustment in connection with any Outstanding Options and/or Warrants.

         SECTION 4.04  Authority Relative to This Agreement

         Company has all necessary corporate power and authority to execute and deliver this Agreement to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby (other than, with respect to the Merger, the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote with respect thereto at the Company Stockholders' Meeting (as defined in Section 7.01), and the filing and recordation of the Certificate of Merger as required by the FBCA). This Agreement has been duly executed and delivered by Company and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute legal, valid and binding obligations of Company, enforceable against Company in accordance with their terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity).

         SECTION 4.05  No Conflict; Required Filings and Consents

         (a) Except as set forth in Section 4.05 of the Company Disclosure Schedule, the execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder and thereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all filings and notifications described in Section 4.05(b) have been made and, to the extent applicable approved, conflict with, violate, or constitute a default in respect of any Governmental Authorization or Law applicable to Company or any Company Subsidiary or by which any material property or material asset of Company or any Company Subsidiary is bound or affected or (iii) result in any breach of or constitute a material default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any material property or asset of Company or any Company Subsidiary pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, Company Permit (as defined below), franchise or other instrument or obligation.

         (b) Except as set forth in Section 4.05 of the Company's Disclosure Schedule, the execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder and the consummation of the Merger will not, require any material consent, approval, authorization or permit of, or filing by Company with or notification by Company to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NNM, state takeover laws, the premerger notification requirements of the HSR Act, and the filing and recordation of the Certificate of Merger as required by the FBCA.

         SECTION 4.06  Permits; Compliance with Laws

         (a) Except as set forth in Section 4.06 of the Company Disclosure Schedule, Company and the Company Subsidiaries are in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for Company or any Company Subsidiary to own, lease and operate its properties or to offer or perform its services or to develop, produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted (collectively, the "Company Permits"), except for Company Permits which could not reasonably be expected to have a Company Material Adverse Effect, and, as of the date of this Agreement, none of the Company Permits has been suspended or canceled nor is any such suspension or cancellation pending or, to the knowledge of Company, threatened.

         (b) Neither Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is bound or affected or (ii) any Company Permits, except for conflicts, defaults or violations which could not reasonably be expected to have a Company Material Adverse Effect. Section 4.06 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of Company, threatened against Company or any Company Subsidiary or to the Company's knowledge, without any independent investigation, pending or threatened against any Ophthalmologist/Optometrist Employee, that could reasonably be expected to result in the suspension or cancellation of any other material Company Permit. Since January 1, 1998, neither Company nor any Company Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

         SECTION 4.07  SEC Filings; Financial Statements

         (a) Except as disclosed in Section 4.07 of the Company Disclosure Schedule, Company has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NNM since November 1, 1996 (collectively, together with any such forms, reports, statements and documents Company may file subsequent to the date hereof until the Closing, the "Company Reports") and (B) with any other Governmental Entities. Except as disclosed in
Section 4.07 of the Company Disclosure Schedule, each Company Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the rules and regulations of the NNM, as the case may be, in substantially all respects and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in Section 4.07 of the Company Disclosure Schedule, each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NNM, any other stock exchange or any other comparable Governmental Entity.

         (b) Except as disclosed in Section 4.07 of the Company Disclosure Schedule, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports was prepared in accordance with U.S. GAAP (except as may be permitted by Form 10-Q under the Exchange Act) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Company and the consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

         (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Company and the Company Subsidiaries as reported in the Company Reports, including the notes thereto, none of Company or any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for immaterial liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1998, and except as set forth in Section 4.07 of the Company Disclosure Schedule.

         SECTION 4.08  Absence of Certain Changes or Events

         Except as set forth in Section 4.08 of the Company Disclosure Schedules, since September 30, 1999, Company and the Company Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any material changes in or effect on the business, assets, liabilities, financial condition or results of operations of Company or the Company Subsidiaries, (ii) any event that could reasonably be expected to prevent or materially delay the performance of Company's obligations pursuant to this Agreement and the consummation of the Merger by Company, (iii) any material change by Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Common Stock or any redemption, purchase or other acquisition of any of Company's securities,
(v) except for changes in the ordinary course of business consistent with past practice, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting or repricing of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of Company or any Company Subsidiary, (vi) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto, or the issuances of options under the Company Stock Plans, (vii) any amendment to the Company's certificate of incorporation or bylaws, (viii) other than in the ordinary course of business consistent with past practice, any (x) purchase, sale, assignment or transfer of any material assets, (y) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible except for liens for Taxes not yet delinquent, or (z) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Company or any Company Subsidiary, or (xi) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practice.

         SECTION 4.09  Employee Benefit Plans; Labor Matters

         (a) The Company Disclosure Schedule lists each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, any "employee benefit plan", as defined in Section 3(3) of ERISA and any plan, program, policy, arrangement or contract providing for severance), whether currently in effect or pursuant to which the Company or any Company Subsidiary has any ongoing liability or obligation; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits) whether written or not ("Benefit Plans"), maintained, sponsored or contributed to or required to be contributed to by Company or any Company Subsidiary (the "Company Benefit Plans"). With respect to each Company Benefit Plan, Company has delivered or made available to Parent a true, complete and correct copy of (i) such Company Benefit Plan (or, if not written, a written summary of its material terms) and the most recent summary plan description, if any, related to such Company Benefit Plan, (ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS with respect to such Company Benefit Plan (and, if the most recent annual report is a Form 5500R, the most recent Form 5500C filed with respect to such Company Benefit Plan), (iv) the most recent actuarial report or financial statement relating to such Company Benefit Plan and (v) the most recent determination letter, if any, issued by the IRS with respect to such Company Benefit Plan and any pending request for such a determination letter. Neither Company nor any Company Subsidiary nor, to the knowledge of Company, any other person or entity, has any express commitment, whether legally enforceable or not, to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

         (b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code, and contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of Company, there exists no condition or set of circumstances in connection with which Company or any Company Subsidiary could be subject to any liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Company Benefit Plans, ERISA, the Code or any other applicable Law.

         (c) Company on behalf of itself and each Company ERISA Affiliate (as defined below) hereby represents that: (i) each Company Benefit Plan which is intended to qualify under Section 401(a), Section 401(k), Section 401(m) or
Section 4975(e)(6) of the Code has received a favorable determination letter from the IRS as to its qualified status, and each trust established in connection with any Company which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received an opinion letter from the IRS that it is so exempt or application for same is pending that is timely filed with the IRS, and to Company's knowledge no fact or event has occurred that is reasonably likely to materially adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust; (ii) to Company's knowledge there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Plan that could result in liability to the Company or a Company Subsidiary and (iii) each Company Benefit Plan can be amended, terminated or otherwise discontinued after the

Effective Time in accordance with its terms, without liability (other than (A) liability for ordinary administrative expenses typically incurred in a termination event or (B) if the Company Benefit Plan is pension benefit plan subject to Part 2 of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA)) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Company is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor (other than routine benefits claims).

         (d) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA and neither the Company, any Company Subsidiary nor any other trade or business (whether or not incorporated) that is under "common control" with Company or a Company Subsidiary (within the meaning of ERISA Section 4001) or with respect to which Company or any Company Subsidiary could otherwise incur liability under Title IV of ERISA (a "Company ERISA Affiliate") has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Company, any Company Subsidiary or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Company or any Company Subsidiary of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of Company or any Company Subsidiary is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

         (e) With respect to each Benefit Plan required to be set forth in the Disclosure Schedule that is subject to Title IV or Part 3 of Title I of ERISA or
Section 412 of the Code, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within 30 days of such event) has occurred or is expected to occur, (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Benefit Plan; and (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

         (f) Company has delivered to Parent true, complete and correct copies of (i) all employment agreements with officers and all consulting agreements of Company and each Company Subsidiary, (ii) all severance plans, agreements, programs and policies of Company and each Company Subsidiary with or relating to their respective employees, directors or consultants, and (iii) all plans, programs, agreements and other arrangements of Company and each Company Subsidiary with or relating to their respective employees, directors or consultants which contain "change of control" provisions, and all such plans, agreements, programs, and policies are specifically identified as such on
Section 4.09 of the Company Disclosure Schedule. Except as set forth on Section
4.09 of the Company Disclosure Schedule, no payment or benefit which may be required to be made by Company or any Company Subsidiary or which otherwise may be required to be made under the terms of any Company Benefit Plan or other arrangement will constitute a parachute payment under Code Section 280(G)(1), and the consummation of the transactions contemplated by this Agreement will not, alone or in conjunction with any other possible event (including termination of employment), (i) entitle any current or former employee or other service provider of Company or any Company Subsidiary to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), and the amount such severance benefit or any other payment is indicated in Section 4.04 of the Company Distribution Schedule except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider.

         (g) Neither Company nor any Company Subsidiary is a party to, or has any obligations under or with respect to, any collective bargaining or other labor union contract applicable to persons employed by Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by Company or any Company Subsidiary or any person or entity that may obligate the Company or any Company Subsidiary thereunder. As of the date of this Agreement, there is no labor dispute, strike, union organizing activity or work stoppage against Company or any Company Subsidiary pending or, to the knowledge of Company, threatened which may interfere with the respective business activities of Company or any Company Subsidiary. As of the date of this Agreement, to the knowledge of Company, none of Company, any Company Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Company or any Company Subsidiary, and there is no charge or complaint filed against Company or any Company Subsidiary by or with the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

         (h) Except as required by Law, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. To Company's knowledge, Company and the Company ERISA Affiliates are in compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations (including proposed regulations) thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.

         (i) Since November 1, 1998, neither the Company nor any Company Subsidiary has terminated any at-will employee other than pursuant to the forms of the notice attached hereto as Schedules 4.09(i)-1, 4.09(i)-2 or 4.09(i)-3. No single termination of at-will employees, nor any group of terminations, constitutes a violation of any federal or state law governing the closing of any plant or termination or winding-up of any business.

         SECTION 4.10  Certain Tax Matters

         Neither Company, nor to Company's knowledge, any of its affiliates, has taken or agreed to take any action (other than actions contemplated by this Agreement) that could be expected to prevent the Merger from constituting a "reorganization" under Section 368 of the Code. Company is not aware of any agreement or plan to which Company or any of its affiliates is a party or other circumstances relating to Company or any of its affiliates that could reasonably be expected to prevent the Merger from so qualifying as a reorganization under
Section 368 of the Code.

         SECTION 4.11  Contracts

         (a) Section 4.11 of the Company Disclosure Schedule sets forth a list of all material written and oral contracts or agreements relating to the Company or any Company Subsidiary, including without limitation any: (i) contract resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of One Hundred Thousand Dollars ($100,000) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount, other than contracts ("Customer Contracts") with health plans and providers, entered into by the Company's managed care business in the ordinary course of business, (ii) the twelve (12) largest Customer Contracts based upon revenues generated to the Company; (iii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or encumbrance of assets involving more than One Hundred Thousand Dollars ($100,000) in each instance; (iv) agreement which restricts the Company from engaging in any line of business or from competing with any other person; (v) warranties made with respect to products manufactured, packaged, distributed or sold or services provided by the Company; (vi) any agreement which terminates, or gives another party the right to terminate such agreement, upon the completion of the transaction contemplated by this Agreement; or (vii) any other contract, agreement, instrument, arrangement or commitment that is material to the condition (financial or otherwise), results of operation, assets, properties, liabilities, business or prospects of the Company (collectively, and together with all other agreements required to be disclosed on the Company Disclosure Schedule the "Company Material Contracts"). The Company has previously furnished to Parent true, complete and correct copies of all written agreements, as amended, required to be listed on Section 4.11 of the Company Disclosure Schedule.

         (b) The Company Material Contracts are each in full force and effect and are the valid and legally binding obligations of the Company and, to the best of Company's knowledge, the other parties thereto, enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency or similar laws affecting the rights of creditors generally and to general equitable principles. Except as set forth in Section 4.11 of the Company Disclosure Schedule, the Company has not received notice of its default under any of the Company Material Contracts and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default by the Company thereunder. Except as set forth in the Company Disclosure Schedule, to the Company's knowledge, none of the other parties to any of the Company Material Contracts is in default thereunder, nor has an event occurred which, with the passage of time or the giving of notice or both would constitute a default by such other party thereunder. Except as set forth in Section 4.11 of the Company Disclosure Schedule, the Company has not received notice of the pending or threatened cancellation, revocation or termination of any of the Company Material Contracts, nor are any of them aware of any facts or circumstances which could reasonably be expected to lead to any such cancellation, revocation or termination.

         (c) Except as otherwise indicated on Section 4.11 of the Company Disclosure Schedule, to the Company's knowledge, after due inquiry, the continuation, validity and effectiveness of the Company Material Contracts under the current terms thereof will in no way be affected by the consummation of the transactions contemplated by this Agreement.

         (d) Section 4.11 of the Company Disclosure Schedule specifically identifies a list of all contracts which contain any earn-out or contingency provision with respect to issuances of Company Common Stock and/or any cash payments by the Company or Company Subsidiaries.

         (e) Section 4.11 of the Company Disclosure Schedule identifies all agreements which restrict the Company from engaging in any line of business or from competing with any other person.

         SECTION 4.12  Litigation

         Except as set forth in Section 4.12 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Company, threatened against Company or any Company Subsidiary, and, to the knowledge of Company, there are no existing facts or circumstances that could reasonably be expected to result in a suit, claim, action, proceeding or investigation. Except as set forth in Section 4.12 of the Company Disclosure Schedule, Company is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Company and Company Subsidiaries in respect of such suits, claims, actions, proceedings and investigations. Except as set forth in Section
4.12 of the Company Disclosure Schedule, neither Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree.

         SECTION 4.13  Environmental Matters

         Company and the Company Subsidiaries are in compliance with all material applicable Environmental Laws and all Company Permits required by Environmental Laws. All past noncompliance of Company or any Company Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future material obligation, cost or liability. Neither Company nor any Company Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Company or any Company Subsidiary, in violation of any Environmental Law.

         SECTION 4.14  Intellectual Property

         (a) Section 4.14(a) of the Company Disclosure Schedule contains a true and complete list of Company's and the Company's Subsidiaries patents, patent applications, registered trademarks, trademark applications, trade names, registered service marks, service mark applications, Internet domain names, Internet domain name applications, copyright registrations and applications and other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by Company to protect its interests in Company Intellectual Property, and includes details of all due dates for further filings, maintenance, payments or other actions falling due in respect of Company Intellectual Property within twelve (12) months of the Effective Time. All of Company's patents, patent applications, registered trademarks, and trademark applications, and registered copyrights remain in good standing with all fees and filings due as of the date hereof. The Company has previously provided Purchaser with a list of all other trademarks and service marks which are material to the Company's business.

         (b) Company has made all registrations that Company (including any of its subsidiaries) is required to have made in relation to the processing of data, and is in good standing with respect to such registrations with all fees due as of the Effective Time duly made.

         (c) Company Intellectual Property contains only those items and rights which are: (i) owned by Company; (ii) in the public domain; or (iii) rightfully used by Company pursuant to a valid and enforceable license or other agreement (the "Company Licensed Intellectual Property"), the parties, date, term and subject matter of each such license or other agreement (each, a "License Agreement") being set forth on Section 4.14(c) of the Company Disclosure Schedule. Company has all rights in Company Intellectual Property necessary to carry out Company's current activities and, to the knowledge of the Company, the Company's future activities to the extent such future activities are already planned, including without limitation, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to Company Licensed Intellectual Property, assign and sell, Company Intellectual Property.

         (d) The reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company Intellectual Property, product, work, technology or process as now used or offered or proposed for use, licensing or sale by Company does not infringe on any patent, design right, trademark, trade name, service mark, trade dress, Internet domain name, copyright, database, statistical model, technology, invention, supplier list, trade secret, know-how, computer software program or application of any person, anywhere in the World. The Company has not received notice of any claims
(i) challenging the validity, effectiveness or, other than with respect to Company Licensed Intellectual Property, ownership by Company of any Company Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology or process as now used or offered or proposed for use, licensing, sublicensing or sale by Company or its agents or use by its customers infringes or will infringe on any intellectual property or other proprietary or personal right of any person. To the knowledge of Company, no such claims have been threatened by any person, nor are there any valid grounds for any bona fide claim of any such kind. All of the rights within Company Intellectual Property are enforceable and subsisting. To the knowledge of Company, there is no unauthorized use, infringement or misappropriation of any Company Intellectual Property by any third party, employee or former employee.

         (e) Except as set forth in section 4.14 of the Company Disclosure Schedule, Company is not, nor as a result of the execution or delivery of this Agreement, or performance of Company's obligations hereunder, will Company be, in violation of any material license, sublicense, agreement or instrument to which Company is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of Company's obligations hereunder, cause the diminution, termination or forfeiture of any Company Intellectual Property.

         (f) Section 4.14(f) of the Company Disclosure Schedule contains a true and complete list of all software programs which are owned by the Company (the "Company Software Programs"). Except as set forth in section 4.14 of the Company Disclosure Schedule, Company owns full and unencumbered right and good, valid and marketable title to the Company Intellectual Property and the Company Software Programs which are material to the Company's business free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind.

         (g) Except as set forth in Section 4.14 of the Company Disclosure Schedule, the Company Software Programs (i) have been designed to ensure year 2000 compatibility, which includes, but is not limited to, date data century recognition, and calculations that accommodate same century and multi-century formulas and date values; (ii) operate and will operate in accordance with their specifications prior to, during and after the calendar year 2000; and (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century.

         (h) Except as set forth in Section 4.14 of the Company Disclosure Schedule, Company Intellectual Property is free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges of any kind.

         (i) Except as set forth in the Company Disclosure Schedule, Company (including its subsidiaries) does not owe any royalties or other payments to third parties in respect of Company Intellectual Property. All royalties or other payments set forth in the Company Disclosure Schedule that have accrued prior to the Effective Time have been paid.

         SECTION 4.15  Taxes

         (a) Company and each of the Company Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Company or any Company Subsidiary is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. Company has provided adequate accruals in accordance with generally accepted accounting principles in its latest financial statements included in the Company Reports for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Company and the Company Subsidiaries have no material liability for unpaid Taxes accruing after the date of the Company's latest financial statements included in the Company Reports.

         (b) There is (i) no material claim for Taxes that is a lien against the property of Company or any Company Subsidiary or is being asserted against Company or any Company Subsidiary other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Company or any Company Subsidiary being conducted by a Tax Authority; (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Company or any Company Subsidiary and currently in effect, and (iv) no agreement, contract or arrangement to which Company or any Company Subsidiary is a party that may result in the payment of any amount that would not be deductible by reason of
Section 280G or Section 404 of the Code.

         (c) There has been no change in ownership of Company or any Company Subsidiaries that has caused the utilization of any losses of such entities to be limited pursuant to Section 382 of the Code, and any loss carryovers reflected on the latest financial statements included in the Company Reports are properly computed and reflected.

         (d) Except as set forth in Section 4.15 of the Company Disclosure Schedule, Company and the Company Subsidiaries have not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

         (e) Neither Company nor any Company Subsidiary has filed or will file any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Company or any Company Subsidiary.

         (f) Neither Company nor any Company Subsidiary is a party to any Tax sharing or Tax allocation agreement nor does Company or any Company Subsidiary have any liability or potential liability to another party under any such agreement.

         (g) Neither Company nor any Company Subsidiary has filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

         (h) Company and each Company Subsidiary has in its possession receipts for any Taxes paid to foreign Tax authorities. Neither Company nor any Company Subsidiary has ever been a "personal holding company" within the meaning of Section 542 of the Code or a "United Sates real property holding corporation" within the meaning of Section 897 of the Code.

         SECTION 4.16  Insurance

         Company and each Company Subsidiary is presently insured, and during each of the past five calendar years has been insured, against such risks, as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The Company reasonably believes that the policies of fire, theft, liability, medical malpractice, director and officer, product liability and other insurance maintained with respect to the assets or businesses of Company and Company Subsidiaries provide adequate coverage against loss. Section 4.16 of the Company Disclosure Schedule sets forth a complete and correct list as of the date hereof of all insurance policies maintained by Company or the Company Subsidiaries, and Company has delivered to Parent complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. Company and the Company Subsidiaries have complied in all material respects with the terms of such policies.

         SECTION 4.17  Properties

                  (a) Company and the Company Subsidiaries have good title, free and clear of all material mortgages, liens, pledges, charges or other encumbrances to all their material (individually or in the aggregate) tangible properties and assets, real, personal or mixed, reflected in the Company's consolidated financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as being owned by Company and the Company Subsidiaries as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by Company or any Company Subsidiary are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of Company's and the Company Subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

                  (b) Neither the Company nor any Company Subsidiary is obligated as a lessee (which term as used herein includes sublessee and similar terms) under any lease for real property, other than Company leases related to the Practices (as defined in Section 6.12 hereof) and the leases set forth in Schedule 4.17 (the "Company Leases").

         SECTION 4.18  Affiliates

         Section 4.18 of the Company Disclosure Schedule sets forth the name of each person who is, in Company's reasonable judgment, an affiliate (as such term is used in Rule 145 under the Securities Act.

         SECTION 4.19  Opinion of Financial Advisor

         PaineWebber Incorporated ("PaineWebber") has delivered to the board of directors of Company its written opinion to the effect that, as of the date hereof, the Exchange Ratio is fair to the holders of shares of Company Common Stock from a financial point of view (the "Paine Webber Fairness Opinion").

         SECTION 4.20  Brokers

         The Company has furnished to Parent or its counsel a true and complete copy of letter agreements (the "Engagement Letters") between the Company and its counsel and its financial advisor, such Engagement Letters being the only agreements pursuant to which such firms would be entitled to any payment relating to the transactions contemplated hereunder. Other than Paine Webber and as set forth in Section 4.20 of the Company Disclosure Schedule, no broker, financial advisor or investment banker or other person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

         SECTION 4.21  Florida Business Corporation Law

         For purposes of Section 607.0902 of the Florida Business Corporation Law, the execution and delivery of this Agreement, the Stockholder Agreement and the Purchase of shares of Company Common Stock or other securities issued by the Company or by Parent and Merger Sub, including pursuant to the Stockholder Agreement referred to in the preambles of this Agreement, will not constitute a "control share acquisition" as defined in Section 607.0902(2) of the Florida Business Corporation Law. Assuming Parent's representation in Section 5.18 hereof is true, to Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, , the Stockholders Agreements or the transactions contemplated by this Agreement, and the Stockholders Agreements.

         SECTION 4.22  Business Activity Restriction

         Except as set forth in Section 4.21 of the Company Disclosure Schedule, there is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which Company or any subsidiary of Company is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by Company. Except as set forth in Section 4.21 of the Company Disclosure Schedule, Company has not entered into any agreement under which Company is restricted in any material respect from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

          SECTION 4.23  Governmental Authorizations

          The Company and, to the Company's Knowledge, without any independent investigation, each Ophthalmologist/Optometrist Employee, possesses all necessary licenses, franchises, permits and other governmental authorizations (collectively, "Governmental Authorizations"), including, but not limited to all licenses, franchises, permits and authorizations for the conduct of the Company's business as now conducted (except for those Governmental Authorizations the failure to possess individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect), all of which are listed (with expiration dates, if applicable) on Section 4.23 of the Company Disclosure. Except as set forth in Section 4.23 of the Company Disclosure Schedule, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded by any licenses, franchises, permits or authorizations, except for defaults, breaches or violations which individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect. All licenses, franchises, permits and other authorizations are valid and in full force and effect, except for those licenses, franchises, permits and other Governmental Authorizations the failure to possess could not reasonably be expected to have a Company Material Adverse Effect. The Company and to the Company's Knowledge, without any independent investigation, each Ophthalmologist/Optometrist Employee is currently in compliance therewith, and the Company has not received any notice that any Governmental Entity is considering challenging, revoking, canceling, restricting, conditioning or not renewing any license, franchise, permit or other authorization, except for those licenses, franchises, permits and other Governmental Authorizations the failure of which to possess could not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 4.23 of the Company Disclosure Schedule, the Governmental Authorizations listed in Section 4.23 of the Company Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operates such businesses and to permit it to own and use its assets in the manner in which it currently owns and uses such assets.

         SECTION 4.24  Gifts, Political Contributions, Unrecorded Funds

         Neither the Company nor, to the Company's Knowledge without independent investigation, any agent, Employee or independent contractor of the Company has, in connection with the business of the Company (i) made or agreed to make any contribution, payment, or gift to any customer, supplier, landlord, political candidate, governmental official, official of any health plan, patient, employee, or agent where either the contribution, payment, or gift or the purpose thereof was illegal under any law or regulation; (ii) established or maintained any unrecorded fund or asset for any purpose or made any false entries on its respective books and records for any reason; (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for federal, state, or local public office in violation of any law or regulation; or (iv) submitted any claim for services rendered or reimbursement for expenses to any Person where the services were not actually rendered or the expenses were not actually incurred.

         SECTION 4.25  No Dissenters' Rights

         The Company's Common Stock is designated as a national market system security within the meaning of Section 607.1302 of the FBCA. The Company's Articles of Incorporation or Bylaws do not provide the holders of any class or series of capital stock of the Company with dissenters' rights under Section
607.1302 of the FBCA or any other applicable law.

         SECTION 4.26 Board Recommendation

         The Board of Directors of the Company, at a meeting duly called and held, has unanimously (i) approved this Agreement, (ii) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the stockholders of the Company and (iii) resolved subject to its fiduciary duties under applicable law to recommend that the stockholders of the Company adopt this Agreement.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent hereby represents and warrants to Company, subject to the exceptions specifically disclosed in the Parent Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this
Article V or to otherwise be clearly applicable to the representations hereof not specifically referenced, that (it being understood that for purposes of this Article V, unless the context otherwise requires, the term Parent shall be deemed to include all of the Parent's Subsidiaries:

         SECTION 5.01  Organization and Qualification; Subsidiaries

         (a) Parent and each directly and indirectly owned subsidiary of Parent (the "Parent Subsidiaries") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Except as set forth in
Section 5.01 of the Parent Disclosure Schedule, Parent and each Parent Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failure to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse

Effect.

         (b) Section 5.01 of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Parent Subsidiary, together with (i) the jurisdiction of incorporation or organization of each Parent Subsidiary and the percentage of each Parent Subsidiary's outstanding capital stock or other equity interests owned by Parent or another Parent Subsidiary and (ii) an indication of whether each Parent Subsidiary is a "Significant Subsidiary" as defined in Regulation S-X under the Exchange Act. Except as set forth in Section 5.01 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary owns an equity interest in any partnership or joint venture arrangement or other business entity that is material to the business, assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole.

         SECTION 5.02  Certificate of Incorporation and Bylaws

         The copies of each of Parent's and Merger Subs, certificate of incorporation and bylaws previously provided to Company by Parent are true, complete and correct copies thereof. Such certificate of incorporation and bylaws are in full force and effect. Parent is not in violation of any of the provisions of its certificate of incorporation or bylaws.

         SECTION 5.03  Capitalization

(b) The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock ("Parent Preferred Stock"). As of January 28, 2000 (which numbers are not materially different on the date hereof), (i) 12,543,556 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Parent Common Stock are held in the treasury of Parent, (iii) no shares of Parent Common Stock are held by Parent Subsidiaries, (iv) approximately 2,007,976 shares of Parent Common Stock are reserved for future issuance pursuant to outstanding options and warrants to purchase Parent Common Stock ("Parent Stock Options"), and (v) 418,803 shares of Parent Preferred Stock are outstanding. Except as set forth in Section 5.03 of the Parent Disclosure Schedule or shares of Parent Common Stock issuable pursuant to the Parent Stock Plans, there are no options, warrants or other rights, agreements, arrangements or commitments of any character obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 5.03 of the Parent Disclosure Schedule, there are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Parent Subsidiary. Except as set forth in Section 5.03 of the Parent Disclosure Schedule, each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

(c) The consummation of the Merger will not trigger any anti-dilution rights or price adjustment in connection with any options to purchase Parent Common Stock.

         SECTION 5.04  Authority Relative to This Agreement

         Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate such transactions (other than the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of Parent Common Stock present at the Parent Shareholders' Meeting and the consent of Parent as sole stockholder of Merger Sub). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms.

         SECTION 5.05  No Conflict; Required Filings and Consents

         (a) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, except as set forth in
Section 5.05 of the Parent Disclosure Schedule, (i) conflict with or violate any provision of the articles of incorporation or bylaws of Parent or any equivalent organizational documents of any Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.05(b) have been obtained and all filings and notifications described in Section 5.05(b) have been made, conflict with or violate any Law applicable to Parent or any other Parent Subsidiary or by which any material property or material asset of Parent or any Parent Subsidiary is bound or affected or (iii) result in any material breach of or constitute a material default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any material property or asset of Parent or any Parent Subsidiary pursuant to, any Parent Material Contract (as defined below) or Parent Permit (as defined below).

         (b) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, require any material consent, approval, authorization or permit of, or filing by

Parent with or notification by Parent to, any Governmental Entity, except as set forth in Section 5.05 of the Parent Disclosure Schedule or pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the AMEX, state takeover laws, the premerger notification requirements of the HSR Act, if any, and the filing and recordation of the Certificate of Merger as required by the FBCA.

         SECTION 5.06  Permits; Compliance with Laws

         Except as set forth in Section 5.06 of the Parent Disclosure Schedule, Parent and the Parent Subsidiaries are in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for Parent or any Parent Subsidiary to own, lease and operate its properties or to offer or perform its services or to develop, produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted (collectively, the "Parent Permits") except for Parent permits which could not reasonably be expected to have a Parent Material Adverse Effect, and, as of the date of this Agreement, none of the Parent Permits has been suspended or canceled nor is any such suspension or cancellation pending or, to the knowledge of Parent, threatened. Neither Parent nor any Parent Subsidiary is in conflict with, or in default or violation of,
(i) any Law applicable to Parent or any Parent Subsidiary or by which any material property or asset of Parent or any Parent Subsidiary is bound or affected or (ii) any Parent Permits, except for conflicts, defaults or violations which could not reasonably be expected to have a Parent Material Adverse Effect. Section 5.06 of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary that could reasonably be expected to result in the suspension or cancellation of any other material Parent Permit. Except as set forth in Section
5.06 of the Parent Disclosure Schedule, since August 13, 1999, neither Parent nor any Parent Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

         SECTION 5.07  SEC Filings; Financial Statements

         (a) Parent has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the AMEX since July 1, 1999 (collectively, together with any such forms, reports, statements and documents Parent may file subsequent to the date hereof until the Closing, the "Parent Reports") and (B) with any other Governmental Entities. Each Parent Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the AMEX, as the case may be, substantially in all respects and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. No Parent Subsidiary is subject to the periodic reporting requirements of the

Exchange Act or required to file any form, report or other document with the SEC, the AMEX, any other stock exchange or any other comparable Governmental Entity.

         (b) Except as is provided in the Parent Reports, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

         (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Parent and the Parent Subsidiaries as reported in the Parent Reports, including the notes thereto, none of Parent or any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for immaterial liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 1999 that have not had or could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         (d) Parent has furnished to Company copies of the unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the months ended October 31 and November 30, 1999 for the Parent and the Parent Subsidiaries (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicted in the notes thereto), present fairly, in all material respects, the consolidated financial condition of the Parent and the consolidated Parent Subsidiaries as of such dates and the results of operations of the Parent and the Parent Subsidiaries for such periods provided, however, that the Financial Statements are subject to normal and recurring immaterial year-end adjustments and lack footnotes and other presentation items.

         (e) Parent has sold 3,571, 428 shares of Parent Common Stock offered pursuant to its Registration Statement on Form S-1 declared effective by the SEC on January 19, 2000 at purchase price of $3.50 per share. As of the date hereof, the net proceeds have been used by Parent in the manner described in such Form S-1.

         SECTION 5.08  Absence of Certain Changes or Events

         Except as set forth in Section 5.08 of the Parent Disclosure Schedule, since September 30, 1999, Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any material changes in or effect on the business, assets, liabilities, financial condition or results of operations of Parent or the Parent Subsidiaries, (ii) any event that could reasonably be expected to prevent or materially delay the performance of Parent's obligations pursuant to this Agreement and the consummation of the Merger by Parent, (iii) any material change by Parent in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Parent Common Stock or any redemption, purchase or other acquisition of any of Parent's securities, (v) except for changes in the ordinary course of business consistent with past practice, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting or repricing of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of Parent or any Parent Subsidiary, (vi) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto, or the issuances of options under the Parent Stock Plans, (vii) any amendment to the Parent's certificate of incorporation or bylaws, (viii) other than in the ordinary course of business consistent with past practice, any (x) purchase, sale, assignment or transfer of any material assets, (y) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible except for liens for Taxes not yet delinquent, or (z) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Parent or any Parent Subsidiary, or (xi) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practice.

         SECTION 5.09  Employee Benefit Plans; Labor Matters

         (a) The Parent Disclosure Schedule lists each material employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, any "employee benefit plan", as defined in Section 3(3) of ERISA and any plan, program, policy, arrangement or contract providing for severance), whether currently in effect or pursuant to which the Parent has any ongoing liability or obligation; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits) whether written or not ("Benefit Plans"), maintained, sponsored or contributed to or required to be contributed to by Parent or any Parent Subsidiary (the "Parent Benefit Plans"). With respect to each Parent Benefit Plan, Parent has delivered or made available to Company a true, complete and correct copy of (i) such Parent Benefit Plan (or, if not written, a written summary of its material terms) and the most recent summary plan description, if any, related to such Parent Benefit Plan, (ii) each trust agreement or other funding arrangement relating to such Parent Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS with respect to such Parent Benefit Plan (and, if the most recent annual report is a Form 5500R, the most recent Form 5500C filed with respect to such Parent Benefit Plan), (iv) the most recent actuarial report or financial statement relating to such Parent Benefit Plan and (v) the most recent determination letter, if any, issued by the IRS with respect to such Parent Benefit Plan and any pending request for such a determination letter. Neither Parent nor any Parent Subsidiary nor, to the knowledge of Parent, any other person or entity, has any express commitment, whether legally enforceable or not, to modify, change or terminate any Parent Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

         (b) Except as set forth in Section 5.08 of the Parent Disclosure Schedule, Parent has delivered to Company true, complete and correct copies of
(i) all employment agreements with officers and all consulting agreements of Parent and each Parent Subsidiary, (ii) all severance plans, agreements, programs and policies of Parent and each Parent Subsidiary with or relating to their respective employees, directors or consultants, and (iii) all plans, programs, agreements and other arrangements of Parent and each Parent Subsidiary with or relating to their respective employees, directors or consultants which contain "change of control" provisions, and all such plans, agreements, programs, and policies are specifically identified as such on Section 5.09 of the Parent Disclosure Schedule. Except as set forth in Section 5.09 of the Parent Disclosure Schedule, no payment or benefit which may be required to be made by Parent or any Parent Subsidiary or which otherwise may be required to be made under the terms of any Parent Benefit Plan or other arrangement will constitute a parachute payment under Code Section 280(G)(1), and the consummation of the transactions contemplated by this Agreement will not, (i) entitle any current or former employee or other service provider of Parent or any Parent Subsidiary to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness) or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider.

         (c) Neither Parent nor any Parent Subsidiary is a party to, or has any obligations under or with respect to, any collective bargaining or other labor union contract applicable to persons employed by Parent or any Parent Subsidiary and no collective bargaining agreement is being negotiated by Parent or any Parent Subsidiary or any person or entity that may obligate the Parent or any Parent Subsidiary thereunder. As of the date of this Agreement, there is no labor dispute, strike, union organizing activity or work stoppage against Parent or any Parent Subsidiary pending or, to the knowledge of Parent, threatened which may interfere with the respective business activities of Parent or any Parent Subsidiary. As of the date of this Agreement, to the knowledge of Parent, none of Parent, any Parent Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Parent or any Parent Subsidiary, and there is no charge or complaint filed against Parent or any Parent Subsidiary by or with the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

         SECTION 5.10  Certain Tax Matters

         (a) Neither Parent, nor to Parent's knowledge, any of its affiliates, has taken or agreed to take any action (other than actions contemplated by this Agreement) that could be expected to prevent the Merger from constituting a "reorganization" under Section 368 of the Code. Parent is not aware of any agreement or plan to which Parent or any of its affiliates is a party or other circumstances relating to Parent or any of its affiliates that could reasonably be expected to prevent the Merger from so qualifying as a reorganization under Section 368 of the Code.

         (b) Parent and each of the Parent Subsidiaries, and any consolidated, combined, unitary or aggregated group for Tax purposes of which Parent or any Parent Subsidiary is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. Parent has provided adequate accruals in accordance with generally accepted accounting principles in its latest financial statements included in the Parent Reports for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Parent and the Parent Subsidiaries have no material liability for unpaid Taxes accruing after the date of the Parent's latest financial statements included in the Parent Reports.

         (c) There is (i) no material claim for Taxes that is a lien against the property of Parent or any Parent Subsidiary or is being asserted against Parent or any Parent Subsidiary other than liens for Taxes not yet due and payable,
(ii) no audit of any Tax Return of parent or any Parent Subsidiary being conducted by a Tax Authority; (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Parent or any Parent Subsidiary and currently in effect, and (iv) no agreement, contract or arrangement to which Parent or any Parent Subsidiary is a party that may result in the payment of any amount that would not be deductible by reason of Section 280G or Section 404 of the Code.

         SECTION 5.11  Contracts

         (a) Section 5.11 of the Parent Disclosure Schedule sets forth a list of all material written and oral contracts or agreements relating to the Parent, including without limitation any: (i) contract resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of One Hundred Thousand Dollars ($100,000) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount, other than contracts with health plans and providers, entered into by the Parent's managed care business in the ordinary course of business, (ii) the twelve (12) largest customer contracts based upon revenues generated to the Parent; (iii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or encumbrance of assets involving more than One Hundred Thousand Dollars ($100,000) in each instance; (iv) agreement which restricts the Parent from engaging in any line of business or from competing with any other person; (v) warranties made with respect to products manufactured, packaged, distributed or sold or services provided by the Parent; (vi) any agreement which terminates, or gives another party the right to terminate such agreement, upon the completion of the transaction contemplated by this Agreement; or (vii) any other contract, agreement, instrument, arrangement or commitment that is material to the condition (financial or otherwise), results of operation, assets, properties, liabilities, business or prospects of the Parent (collectively, and together with all other agreements required to be disclosed on the Parent

Disclosure Schedule the "Parent Material Contracts"). The Parent has previously furnished to Parent true, complete and correct copies of all written agreements, as amended, required to be listed on Section 5.11 of the Parent Disclosure Schedule.

         (b) The Parent Material Contracts are each in full force and effect and are the valid and legally binding obligations of the Parent and, to the best of Parent's knowledge, the other parties thereto, enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency or similar laws affecting the rights of creditors generally and to general equitable principles. The Parent has not received notice of its default under any of the Parent Material Contracts and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default by the Parent thereunder. To the Parent's knowledge, none of the other parties to any of the Parent Material Contracts is in default thereunder, nor has an event occurred which, with the passage of time or the giving of notice or both would constitute a default by such other party thereunder. The Parent has not received notice of the pending or threatened cancellation, revocation or termination of any of the Parent Material Contracts, nor are any of them aware of any facts or circumstances which could reasonably be expected to lead to any such cancellation, revocation or termination.

         (c) Except as otherwise indicated on Section 5.11 of the Parent Disclosure Schedule, to the Parent's knowledge, after due inquiry, the continuation, validity and effectiveness of the Parent Material Contracts under the current terms thereof will in no way be affected by the consummation of the transactions contemplated by this Agreement.

         SECTION 5.12  Litigation

         There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary, and, to the knowledge of Parent, there are no existing facts or circumstances that could reasonably be expected to result in a suit, claim, action, proceeding or investigation. Parent is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Parent and Parent Subsidiaries in respect of such suits, claims, actions, proceedings and investigations. Neither Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree.

         SECTION 5.13  Environmental Matters

         Parent and the Parent Subsidiaries are in material compliance with all applicable Environmental Laws and all Parent Permits required by Environmental Laws. All past noncompliance of Parent or any Parent Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future material obligation, cost or liability. Neither Parent nor any Parent Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Parent or any Parent Subsidiary, in violation of any Environmental Law.

         SECTION 5.14  Insurance

         Parent and each Parent Subsidiary is presently insured, and during each of the past five calendar years has been insured, against such risks, as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The Parent reasonably believes that the policies of fire, theft, liability, medical malpractice, director and officer, product liability and other insurance maintained with respect to the assets or businesses of Parent and Parent Subsidiaries provide, adequate coverage against loss. Parent has made available to Company a complete and correct list as of the date hereof of all insurance policies maintained by Parent or the Parent Subsidiaries, and has made available to Company complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. Parent and the Parent Subsidiaries have complied in all material respects with the terms of such policies.

         SECTION 5.15  Properties

         Parent and the Parent Subsidiaries have good title, free and clear of all material mortgages, liens, pledges, charges or other encumbrances to all their material tangible properties and material assets, real, personal or mixed, reflected in the Parent's consolidated financial statements for the quarterly period ended September 30, 1999, as being owned by Parent and the Parent Subsidiaries as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business after the date of such financial statements or disclosed in Section
5.15 of the Parent Disclosure Schedule. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by Parent or any Parent Subsidiary are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of Parent's and the Parent Subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

         SECTION 5.16  Opinion of Financial Advisor

         Legg Mason Wood Walker, Incorporated ("Legg Mason") has delivered to the board of directors of Parent its written opinion to the effect that, as of the date hereof, the Exchange Ratio is fair to the holders of shares of Parent Common Stock from a financial point of view (the "Legg Mason Fairness Opinion").

         SECTION 5.17  Brokers

         Except as set forth on Section 5.17 of Parent Disclosure Schedule, no broker, finder or investment banker (other than Legg Mason and J.P. Morgan Securities, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent. Parent has heretofore made available to Parent true, complete and correct copies of all agreements between Parent, on the one hand, and Legg Mason and/or J.P. Morgan Securities, Inc., on the other hand, pursuant to which such firms would be entitled to any payment relating to the Merger.

         SECTION 5.18  No Interested Shareholders

         To Parent's knowledge, neither the Company nor any "affiliate" or "associate" of the Company is an "interested shareholder" as those terms are defined in 607.0901 of the FBCA.

         SECTION 5.19  Governmental Authorizations

         The Parent and, to the Parent's knowledge, without any independent investigation, each Ophthalmologist/Optometrist Employee, possesses all necessary licenses, franchises, permits and other governmental authorizations (collectively, "Governmental Authorizations"), including, but not limited to, all licenses, franchises, permits and authorizations for the conduct of the Parent's business as now conducted, except for those licenses, franchises, permits and other governmental authorizations the failure of which to possess could not reasonably be expected to have a Parent Material Adverse Effect. Except as set forth in Section 5.19 of the Parent Disclosure Schedule, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded by any material licenses, franchises, permits or authorizations, except for those licenses, franchises, permits and other governmental authorizations the failure of which to possess could not reasonably be expected to have a Parent Material Adverse Effect . All such licenses, franchises, permits and other authorizations are valid and in full force and effect, except for those licenses, franchises, permits and other governmental authorizations the failure of which to possess could not reasonably be expected to have a Parent Material Adverse Effect. The Parent and to the Parent's knowledge, without any independent investigation, each Ophthalmologist/Optometrist Employee is currently in compliance therewith, and the Parent has not received any notice that any Governmental Entity is considering challenging, revoking, canceling, restricting, conditioning or not renewing any material license, franchise, permit or other authorization except for those licenses, franchises, permits and other governmental authorizations the failure of which to possess could not reasonably be expected to have a Parent Material Adverse Effect.

         SECTION 5.20 Intellectual Property.

         The Parent and the Parent Subsidiaries have ownership of or rights to use each patent, patent application, copyright (whether or not registered), copyright application, trademark (whether or not registered), trademark application, trade name, service mark, and other trade secret or proprietary intellectual property owned by or used in and material to the business of the Parent and the Parent Subsidiaries, taken as a whole (collectively, a "Parent Intellectual Property"). The Parent has been provided with a list of all patents, trademarks and copyrights and applications therefor owned by or licensed to the Parent or any Subsidiary that are material to the conduct of the business of the Parent and the Parent Subsidiaries, taken as a whole, as now operated. To the Parent's Knowledge, none of the previous or current development, manufacture, marketing or distribution of products or services of or by the Parent or any Parent Subsidiary infringes the right of any other person, except for any such infringements that, in the aggregate, have not resulted in, and could not reasonably be expected to result in, a Parent Material Adverse Effect. To the Parent's Knowledge, without any independent investigation, no other person is infringing the rights of the Parent or any Parent Subsidiary in any such Parent Intellectual Property, except for any such infringements that, in the aggregate, have not resulted in, and could not reasonably be expected to result in, a Parent Material Adverse Effect. To the best of Parent's knowledge, Parent's material software and hardware are year 2000 compliant, except to the extent noncompliance should not or could not reasonably be expected to cause a Parent Material Adverse Effect.

                                   ARTICLE VI
                                   COVENANTS

         SECTION 6.01  Conduct of Business by Company Pending the Closing

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not knowingly take any action a principal purpose of which is, and the reasonably likely result of which would be, a material delay in or interference with the consummation of the Merger.

         Company agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, and except as set forth below or as a result of entering into this Agreement, (x) the respective businesses of Company and the Company Subsidiaries shall be conducted only in, and Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) Company shall use all commercially reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Company and the Company Subsidiaries and shall use commercially reasonable efforts to preserve the current relationships of Company and the Company Subsidiaries with such of the corporate partners, customers, suppliers and other persons with which Company or any Company Subsidiary has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, neither Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent and except as a result of entering into this Agreement or except as set forth in Section 6.01 of the Company Disclosure
Schedule:

                  (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of,
         (i) any shares of capital stock of Company or any Company Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Company or any Company Subsidiary, other than the issuance of shares of Company Common Stock pursuant to the exercise of stock options theretofore outstanding as of the date of this Agreement, or (ii) any material property or assets of Company or any Company Subsidiary, including, but not limited to, the property or assets of MEC, except providing products and services in the ordinary course of business consistent with past practice;

                  (c) (i) except as to business interests in new refractive centers or ambulatory surgical centers pursuant to the Company's business plan and after written notice to Parent, acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person (other than Company and Company Subsidiaries) for borrowed money or make any loans or advances, other than routine employee loans to employees other than Company officers (not to exceed $1,000 to any individual), material to the business, assets, liabilities, financial condition or results of operations of Company and the Company Subsidiaries, taken as a whole, other than borrowing under the Company's credit facility for use in operating the Company in the ordinary course of business, or to pay or discharge debt or liabilities for an amount less than reflected or reserved against on the Company Balance Sheet; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Company Material Contract; (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that have been included in the fiscal year 2000 budget ("Budget") delivered to Parent and disclosed in writing to Parent and that are not, in the aggregate, in excess of $75,000 for Company and the Company Subsidiaries taken as a whole; or
         (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this
         Section 6.01(c);

                  (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Company Subsidiary may pay dividends or make other distributions to Company or any other Company Subsidiary;

                  (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (f) except as contemplated herein, amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Company Stock Plans or other options and warrants, reprice any options or warrants, or authorize cash payments in exchange for any Company Stock Options granted under any of such plans;

                  (g) except in connection with the closing of the Practice Dispositions, amend the terms of, repurchase, redeem or otherwise acquire, or permit any Company Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of any Company Subsidiary or propose to do any of the foregoing;

                  (h) enter into any contract or agreement, which, if entered into prior to the date hereof, would be a Material Contract, amend or terminate any existing Material Contract, or take any action which would terminate an existing Material Contract, or would give any party to an existing Material Contract the right to terminate such Material Contract;

                  (i) increase the compensation payable or to become payable to its directors, officers, consultants or employees, except as required by the agreements which are set forth in Section 6.01 of the Company Disclosure Schedule, or grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of Company that would be triggered by the Merger with, any director, officer, consultant or other employee of Company or any Company Subsidiary who is not currently entitled to such benefits from the Merger, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of Company or any Company Subsidiary, except to the extent required by applicable Law, or enter into or amend any contract, agreement, commitment or arrangement between Company or any Company Subsidiary and any of Company's directors, officers, consultants or employees;

                  (j) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (x) the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against on the consolidated balance sheet of Company and the consolidated the Company Subsidiaries dated as of September 30, 1999 included in Company's quarterly report on Form 10-Q for the period then ended (the "Company Balance Sheet") but only to the extent reflected or to the extent of such reserves or (y) incurred in the ordinary course of business since September 30, 1999 or
         (z) to pay or discharge any such liability for an amount less than reflected or reserved against on the Company Balance Sheet;

                  (k) except for accounting changes for discontinued business operations of the Practice Dispositions and the Corporate Optometry businesses in accordance with GAAP, make any change with respect to Company's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by GAAP;

                  (l) make any material Tax election or settle or compromise any material Tax liability; or

                  (m) except as otherwise permitted in connection with this Agreement, authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Company contained in this Agreement untrue or incorrect or result in any of the conditions to the Merger set forth herein not being satisfied.

         SECTION 6.02  Notices of Certain Events

         Each of Parent and Company shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Parent or the Parent Subsidiaries or Company or the Company Subsidiaries, respectively, or that relate to the consummation of the Merger;
(iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Parent Material Contract or Company Material Contract, respectively; and (v) any change that could reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect, respectively, or to delay or impede the ability of either Parent or Company, respectively, to perform their respective obligations pursuant to this Agreement and to effect the consummation of the Merger.

         SECTION 6.03  Access to Information; Confidentiality

         (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or Company or any of the Parent Subsidiaries or the Company Subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Parent and Company shall (and shall cause the Parent Subsidiaries and Company Subsidiaries, respectively, to)
(i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to its and its subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its and its subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. All such investigations and access shall be conducted in a manner as not to interfere unreasonably with the business operations of the Company. No investigation conducted pursuant to this Section
6.03 shall affect or be deemed to modify any representation or warranty made in this Agreement.

         (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to this Section 6.03 or pursuant to the Confidentiality Agreement.

         SECTION 6.04  No Solicitation of Transactions

         (a) Except as provided in Section 6.04(b) below, Company shall not, directly or indirectly, and shall cause its Representatives not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of Company's Representatives or subsidiaries, or any Representative retained by Company's subsidiaries, to take any such action; provided, however, that nothing contained in this Section 6.04(a) shall prohibit the board of directors of Company (i) from complying with Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act with regard to a tender or exchange offer not made in violation of this Section 6.04(a) or (ii) prior to receipt of the approval by the stockholders of Company of this Agreement and the Merger from providing information (subject to a confidentiality agreement at least as restrictive as the Confidentiality Agreement) in connection with, and negotiating, another unsolicited, bona fide written proposal regarding a Competing Transaction that
(x) Company's board of directors shall have concluded in good faith, after considering applicable state law, on the basis of the advice of independent outside counsel that such action is necessary to prevent Company's board of directors from violating its fiduciary duties to Company's stockholders under applicable law, and with respect to which Company's board of directors shall have determined (based upon the advice of Company's independent financial advisors) in the proper exercise of its fiduciary duties to Company's stockholders that the acquiring party is capable of consummating such Competing Transaction on the terms proposed, and (y) Company's board of directors shall have determined in the proper exercise of its fiduciary duties to Company's stockholders that such Competing Transaction provides greater value to the stockholders of Company than the Merger (based upon the written opinion of Company's independent financial advisors that such Competing Transaction is superior from a financial point of view) (any such Competing Transaction being referred to herein as a "Superior Proposal"). Any violation of the restrictions set forth in this Section 6.04(a) by any Representative of Company or any of its Subsidiaries, whether or not such Person is purporting to act on behalf of Company or otherwise, shall be deemed to be a breach of this Section 6.04(a) by Company. Company shall notify Parent promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, such notice to include the identity of the person making such proposal, offer, inquiry or contact, and the terms of such Competing Transaction, and shall keep Parent apprised, on a current basis, no later than 24 hours after any change or modification of any such Competing Transaction, of the status of such Competing Transaction and of any modifications to the terms thereof. Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

         (b) Except as permitted by this Section 6.04(b), the Company's Board of Directors shall not (i) withdraw, modify or change its approval or recommendation of this Agreement, or propose publicly to withdraw, modify or change the Merger or any of the transactions contemplated hereby, (ii) approve or recommend or publicly propose to approve or recommend a Competing Transaction, (iii) cause the Company to enter into any letter agreement, letter of intent, agreement in principle or definitive agreement or similar agreement providing for a Competing Transaction, or (iv) resolve to do any of the foregoing, unless prior to the Company Stockholders' Meeting, the Company receives an unsolicited proposal for a Competing Transaction and the Board of Directors or the Company determines reasonably and in good faith, after due investigation, that (a) such proposal is a Superior Proposal based upon the written opinion of the Company's independent financial advisors that such Competing Transaction is superior from a financial point of view, (b) the Person making such Superior Proposal is reasonably capable of consummating such Superior Proposal in a timely fashion and (c) based upon the advice of independent outside counsel, the failure of the Board of Directors of the Company to withdraw or modify its approval or recommendation of this Agreement or the Merger, or approve or recommend such Superior Proposal, would be inconsistent with its fiduciary duties under applicable law. In such case, the Board may withdraw or modify its recommendation, and approve and recommend such Superior Proposal, provided the Board of Directors of the Company (i) at least five (5) Business Days prior to taking such action, provides to Parent written notice of the Company's intention to accept the Superior Proposal, (ii) during such period, gives parent a reasonable opportunity to propose modifications to the Merger Consideration and negotiates such modifications in good faith with the objective of allowing Parent to match the Superior Proposal and (iii) at the end of such period, (A) reasonably and in good faith continues to believe that the other proposal is a Superior Proposal, (B) simultaneously terminates this Agreement, (C) concurrently causes the Company to enter into a definitive acquisition agreement with respect to such Superior Proposal and (D) concurrently pays to Parent the Termination Fee and Parent's Expenses as provided in Section 9.05. Nothing contained in this Section 6.04(b) shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act; provided that the Company does not withdraw or modify its position with respect to the Merger or approve or recommend a proposal for a Competing Transaction except as provided in this Section 6.04(b).

         SECTION 6.05  Tax-Free Transaction

         From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying as a "reorganization" under
Section 368(a) of the Code.

         SECTION 6.06  Control of Operations

         Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of Company and the Company Subsidiaries prior to the Effective Time. Prior to the Effective Time, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

         SECTION 6.07  Further Action; Consents; Filings

         (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (ii) obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or Company or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under (A) the rules and regulations of the AMEX or the NNM, as the case may be, (B) the Securities Act, the Exchange Act and any other applicable Federal or state securities Laws, (C) the HSR Act, if any, and (D) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed. The Parent shall not be required to divest itself or the Company of any assets or business in order to obtain approval in connection with the HSR Act or otherwise.

         (b) Each of Company and Parent will give (or will cause their respective subsidiaries to give) any notices to third persons, and use, and cause their respective subsidiaries to use, reasonable efforts to obtain any consents from third persons necessary, proper or advisable (as determined in good faith by Parent with respect to such notices or consents to be delivered or obtained by Company) to consummate the transactions contemplated by this Agreement.

         SECTION 6.08  Additional Reports

         Company and Parent shall each furnish to the other copies of any reports of the type referred to in Sections 4.07 and 5.06, which it files with the SEC on or after the date hereof, and Company and Parent, as the case may be, covenant and warrant that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present in all material respects the financial position of Company and its consolidated subsidiaries or Parent and its consolidated subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information including therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and U.S. GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

         SECTION 6.09  Conduct of Business by Parent

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not knowingly take any action a principal purpose of which is, and the reasonably likely result of which would be, a material delay in or interference with the consummation of the Merger. Neither Parent nor any Parent Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Company, except as a result of entering into or as contemplated by this Agreement or except as set forth in Section 6.09 of the Parent Disclosure Schedule:

                  (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of,
         (i) more than outstanding 20% of the shares of capital stock of Parent or any shares of capital stock of a Parent Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire more than 20% of the outstanding shares of such capital stock or any other ownership interest (including, without limitation, any phantom interest), of Parent or any Parent Subsidiary, other than the issuance of shares of Parent common stock pursuant to the exercise of stock options granted pursuant to the Parent Stock Plans, or (ii) any material property or material assets of Parent or any Parent Subsidiary, except providing products and services in the ordinary course of business consistent with past practice;

                  (c) (i) an acquisition (including, without limitation, by merger, consolidation, or acquisition of stock or assets) of any interest in any corporation, partnership, other business organization or person or any division thereof which would be considered a "Significant Subsidiary" of the Parent (after taking into effect the Merger); (ii) except in connection with an acquisition permitted pursuant to the foregoing clause (i), incur any material indebtedness for borrowed money or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person which are material to the Parent (other than Parent and Parent Subsidiaries) for borrowed money or make any loans or advances, material to the business, assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole, other than borrowings under the Parent's credit facility for use in operating the business; or (iii) enter into or amend any contract, agreement, commitment or arrangement in which the Parent is obligated to perform and, if fully performed, would not be permitted under this
         Section 6.09(c);

                  (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Parent Subsidiary may pay dividends or make other distributions to Parent or any other Parent Subsidiary;

                  (e) reclassify, combine, split or subdivide any of its capital stock;

                  (f) amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Parent Stock Plans or other options and warrants or take any action to reprice any such options and warrants;

                  (g) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or take any action which would result in any of the conditions to the merger set forth herein not being satisfied.

                  (h) take any action resulting in the delisting of Parent from the Amex; and

                  (i) take any action resulting in a Parent Material Adverse Effect.

         SECTION 6.10  Post Merger Directors and Officers

         The Board of Directors of Parent will take all actions necessary to increase the number of members of the Board of Directors of Parent and to cause three designees of the Company, with one such designee being an independent director as determined under the new rules of the AMEX (the "Company Nominees"), to be appointed to the Board of Directors of Parent as of the Effective Time, each Company Nominee to hold office in accordance with the Certificate of Incorporation and By-laws of Parent.

         SECTION 6.11  Bank Restructuring

         The Company and the Company's Subsidiaries will use commercially reasonable efforts to enter into a Letter of Intent (the "Letter of Intent") with Bank of Montreal (the "Company Bank") no later than forty-five (45) days after the execution of this Agreement, which provides, among other things, that each of the parties to the Existing Credit Agreement agrees to proceed in good faith to amend the Existing Credit Agreement upon consummation of the Merger on terms and provisions which in the aggregate are no less favorable to the Company than those contained in Parent's existing credit facility with Bank Austria and which are acceptable to each of Parent and the Company, and that Parent is a third party beneficiary to the Letter of Intent, and the Company shall use its commercially reasonable efforts to finalize the amendment in accordance with the Letter of Intent. The Parent will use commercially reasonable efforts to enter into a Letter of Intent (the "Bank Austria Letter of Intent") with Bank Austria, no later than forty-five (45) days after the execution of this Agreement, which provides, among other things, that each of the parties to the Bank Austria Credit Agreement agrees to proceed in good faith to amend the Bank Austria Credit Agreement upon consummation of the Merger upon terms and provisions which are acceptable to each of Parent and the Company, and Parent shall use its best efforts to finalize the amendment in accordance with the Bank Austria Letter of Intent. The parties agree to consolidate the loans into one senior credit facility with Company Bank and Bank Austria serving as co-agents in the event the banks request the same.

         SECTION 6.12  Disposition of Practices

         The Company will use its commercially reasonable efforts to (i) complete the termination of all of its management relationships with all of its Ophthalmology and Optometry Practices (including the Corporate Optometry practices), including any practice that the Company is obligated under a contract or otherwise to purchase, all of which Ophthalmology and Optometry Practices (including the Corporate Optometry practices) are set forth in Section
6.12 of the Company Disclosure Schedule (the "Practices"); provided, however, that such Practices shall not include for the purposes of this Section 6.12 the Company's Talbert operation in Arizona ("Talbert") if the Parent and the Company agree in writing within 45 days from the date hereof to maintain Talbert and
(ii) transfer all of the assets and leases relating to the Practices back to the Practices and cause or have an agreement which will cause all of such Practices to assume all liabilities and obligations relating to such Practices (collectively, the "Practice Dispositions"), on such terms which are satisfactory to the Parent, pursuant to which the Company shall obtain releases from the Practices containing language substantially the same as set forth on Annex J hereto whereby the Company will be unconditionally and irrevocably released and forever discharged from all rights, claims, demands, obligations, liabilities and damages (collectively, the "Obligations"), whether accrued or unaccrued, asserted or unasserted and whether known or unknown relating to or in connection with the Company's arrangements and agreements with the Practices which ever existed, now exist or may hereafter exist, except with respect to any Obligations incurred after the Effective Time pursuant to ongoing relationships with Practices approved by Parent. The Company will cancel any options to purchase the Company's securities held by such Practices or their stockholders, affiliates or related parties in connection with the Practice Dispositions, effective no later than the date of the closing of such Practice Dispositions. The net proceeds received by the Company in connection with the Practice Dispositions will be used substantially by the Company to reduce the amount outstanding under the Existing Credit Agreement and for operations and the settlement of debts approved by the Company Bank and Parent.

         SECTION 6.13  Financing Commitments

         The Parent will use its commercially reasonable efforts to enter into a financing commitment ("Financing Term Sheet") on or before the date that is forty-five (45) days from the date hereof, which commitment may be subject to the exception, among others, that the investor shall be satisfied with the 1999 year-end audited financial statements of the Company, and which commitment involves a Financing in an amount not less than Thirty Million Dollars ($30,000,000) (the "Financing") through the issuance of equity, equity linked or subordinated debt securities in one or more public or private transactions, which commitment terms shall be reasonably acceptable to Parent and Company, and Parent shall use its commercially reasonable efforts to finalize the Financing in accordance with such commitment.

         SECTION 6.14  Standstill Agreement

         The Company will use its commercially reasonable efforts to enter into a Standstill Agreement (the "Standstill Agreement") with the Company Bank within forty-five (45) days of the execution of this Agreement.

         SECTION 6.15 Voting

         Each of the stockholders who granted an irrevocable proxy pursuant to the Company Stockholder Agreement and the Parent Stockholder Agreement, as the case may be, will vote any shares of the Company's Common Stock held by them, or which they have the right to vote, in favor of approval of the Merger, or the issuance of shares in connection with the Merger, as the case may be, in person, or by proxy.

         SECTION 6.16 Waiver

         The Company will use its commercially reasonable efforts to obtain, on or before the date that is 45 days after the date of this Agreement, (i) a release and waiver (the "Block Waiver") of all restrictions set forth in Section 10, and any provisions related thereto, of that certain Asset Purchase Agreement, dated June 4, 1999, among Block Vision Inc., Block Buying Group LLC and the Company (the "Block Agreement") or (ii) a final nonappealable judgment from a Florida court of competent jurisdiction holding that Section 10 of the Block Agreement, and the provisions related thereto, are not enforceable against Parent.

                                   ARTICLE VII
                             ADDITIONAL AGREEMENTS

         SECTION 7.01  Registration Statement; Joint Proxy Statement

         (a) As promptly as practicable after the execution of this Agreement, Parent and Company shall jointly prepare and shall file with the SEC a document or documents that will constitute (i) the prospectus forming part of the registration statement on Form S-4 of Parent (together with all amendments thereto, the "Registration Statement"), in connection with the registration under the Securities Act of Parent Common Stock to be issued to Company's stockholders pursuant to the Merger and (ii) the joint proxy statement with respect to the Merger relating to the special meetings of Company's stockholders to be held to consider approval of this Agreement and the Merger (the "Company Stockholders' Meeting") and of Parent's stockholders to be held to consider approval of the issuance of Parent Common Stock (the "Share Issuance") to Company's stockholders pursuant to the Merger (the "Parent Stockholders' Meeting") (together with any amendments thereto, the "Joint Proxy Statement"). Copies of the Joint Proxy Statement shall be provided to the AMEX and the NNM in accordance with its rules. Each of the parties hereto shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the Registration Statement, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Parent or Company, as the case may be, shall furnish all information concerning Parent or Company as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and the Joint Proxy Statement. As promptly as practicable after the effective date of the Registration Statement, the Joint Proxy Statement shall be mailed to the stockholders of Company and of Parent. Each of the parties hereto shall cause the Joint Proxy Statement to comply as to form and substance as to such party in all material respects with the applicable requirements of (i) the Exchange Act,
(ii) the Securities Act, (iii) the rules and regulations of the AMEX and the NNM.

         (b) The Joint Proxy Statement shall include (i) the approval of the Merger and the recommendation of the board of directors of Company to Company's stockholders that they vote in favor of approval of this Agreement and the Merger, subject to the right of the board of directors of the Company to withdraw its recommendation and recommend a Superior Proposal in compliance with
Section 6.04 of this Agreement, and (ii) the opinion of PaineWebber referred to in Section 4.19. The Joint Proxy Statement shall include (A) the approval of the Share Issuance and the recommendation of the board of directors of Parent to Parent's stockholders that they vote in favor of approval of the Share Issuance, and (B) the opinion of Legg Mason referred to in Section 5.16.

         (c) No amendment or supplement to the Joint Proxy Statement or the Registration Statement shall be made without the approval of Parent and Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

         (d) None of the information supplied by Company for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Joint Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of Parent and Company, at the time of the Company Stockholders' Meeting, at the time of the Parent Shareholders' Meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Company or any Company Subsidiary, or their respective officers or directors, should be discovered by Company that should be set forth in an amendment or a supplement to the Registration Statement or the Joint Proxy Statement, Company shall promptly inform Parent. All documents that Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

         (e) None of the information supplied by Parent for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Joint Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of Parent and Company, at the time of Company Stockholders' meeting, at the time of the Parent Shareholders' Meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Registration Statement or the Joint Proxy Statement, Parent shall promptly inform Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

         SECTION 7.02  Stockholders' Meetings

         Company shall call and hold the Company Stockholders' Meeting and Parent shall call and hold the Parent Stockholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger or the Share Issuance, as the case may be, pursuant to the Joint Proxy Statement, and Company and Parent shall use all reasonable efforts to hold the Parent Stockholders' Meeting and the Company Stockholders' Meeting on the same day and as soon as practicable after the date on which the Registration Statement becomes effective. Nothing herein shall prevent the Company or the Parent from adjourning or postponing the Company Stockholders' Meeting or the Parent Stockholders' Meeting, as the case may be, if there are insufficient shares of Company Common Stock or Parent Common Stock, as the case may be, necessary to conduct business at their respective meetings of the stockholders. Unless Company's board of directors has withdrawn its recommendation of this Agreement and the Merger in compliance with Section 6.04. Company shall use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger pursuant to the Joint Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the FBCA or applicable other stock exchange requirements to obtain such approval. Parent shall use all reasonable efforts to solicit from its stockholders proxies in favor of the Share Issuance pursuant to the Joint Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the FBCA or applicable stock exchange requirements to obtain such approval. Each of the parties hereto shall take all other action necessary or, in the opinion of the other parties hereto, advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable Law and such party's certificate of incorporation and bylaws to effect the Merger.

         SECTION 7.03  Affiliates

         (a) Company will use reasonable efforts to obtain an executed letter agreement substantially in the form of Annex D hereto from (i) each person identified in Section 4.18 of the Company Disclosure Schedule within 15 days following the execution and delivery of this Agreement and (ii) from any person who, to the knowledge of Company, may be deemed to have become an affiliate of Company after the date of this Agreement and prior to the Effective Time as soon as practicable after attaining such status. The foregoing notwithstanding, Parent shall be entitled to place legends as specified in the Affiliate Agreement on the certificates evidencing any of the Parent Common Stock to be received by (i) any affiliate of Company or (ii) any person Parent reasonably identifies (by written notice to Company) as being a person who is an "affiliate" within the meaning of Rule 145 promulgated under the Securities Act, and to issue appropriate stop transfer instructions to the transfer agent for such Parent Common Stock, consistent with the terms of the Affiliate Agreement, regardless of whether such person has executed Affiliate Agreement and regardless of whether such person's name and address appear on Section 4.18 of the Company Disclosure Schedule.

         SECTION 7.04  Directors' and Officers' Indemnification and Insurance

         (a) Parent and the Merger Sub agree that all rights to indemnification, advancement of expenses, exculpation, limitation of liability and any and all similar rights now existing in favor of each present and former director, officer, employee and agent of Company and each Company Subsidiary (collectively, the "Indemnified Parties") as provided in the Company's present charter or by-laws in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of five years from the Effective Time, which provisions shall not be amended, repealed or otherwise modified for a period of five years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification shall be required by law, and Parent agrees to cause the Surviving Corporation to comply with its obligations thereunder; provided, however, that in the event any claim or claims are asserted or made within such five-year period, all rights to indemnification in respect to any such claim or claims shall continue until the disposition of any and all such claims.

         (b) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or Surviving Corporation or entity of such consolidation or merger or (ii) transfers a material amount of its properties and assets to any person in a single transaction or a series of transactions, then, and in each such case, Parent will make or cause to be made proper provision so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, assume the indemnification obligations described herein for the benefit of the Indemnified Parties as a condition to such merger, consolidation or transfer becoming effective.

         (c) The provisions of this Section 7.04 are (i) intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

         (d) Parent agrees, as soon as practicable after the Effective Time, to cause the Surviving Corporation to use commercially reasonable efforts to purchase tail coverage, if available, for the directors' and officers' liability insurance policies currently maintained by Company covering a period of five years after the Effective Time; provided, however, that in no event shall Parent be required to expend in excess of $250,000 on the premium for such five year tail coverage. To the extent that the premium for such tail coverage exceeds $250,000, Surviving Corporation shall pay such additional premium amount (the "Additional Premium Amount"). In the event that such tail coverage is not available, the Surviving Corporation shall have no obligation to purchase such tail coverage, but shall maintain in effect the Company's directors' and officers' liability insurance policies in effect as of the date hereof or, if not available, directors' and officers' liability insurance policies covering the directors and officers of the Company (and their respective heirs and executors, if such coverage may be obtained at no additional cost), with coverages and other terms substantially as favorable to such directors and officers as is currently in effect; provided, however, that in no event shall the Surviving Corporation be required to expend in any one year in excess of 150% of the annual premium currently paid by Company for such coverage, which current premium amount is set forth in Section 7.04 of the Company Disclosure Schedule, and if the premium for such coverage exceeds such amount, Parent shall purchase a policy with the greatest coverage available for such 150% of the annual premium; and provided, further, that the cumulative annual premiums to be paid for such policies over a five-year period shall be projected by Parent's insurance broker in good faith on or prior to the Exchange Ratio Adjustment Date (the "Projected Cumulative Amount"). (The amount by which the Projected Cumulative Amount exceeds $250,000 is herein referred to as the "Excess Projected Cumulative Amount".)

         SECTION 7.05  No Shelf Registration

         Parent shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Parent Common Stock received pursuant hereto by the persons who may be deemed to be "affiliates" of Company within the meaning of Rule 145 promulgated under the Securities Act.

         SECTION 7.06  Public Announcements

         The initial press release concerning the Merger shall be a joint press release and, thereafter, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior written approval of the other, except to the extent required by applicable Law or the requirements of the rules and regulations of the AMEX and the NNM, in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

         SECTION 7.07 AMEX Listing



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

         Prior to the Effective Time, Parent shall file with the AMEX a Notification Form for Listing of Additional Shares with respect to the Parent Common Stock issued or issuable in connection with the Merger.

         SECTION 7.08  Blue Sky

         Parent shall use all reasonable efforts to obtain prior to the Effective Time all necessary permits and approvals required under Blue Sky Laws to permit the distribution of the shares of Parent Common Stock to be issued in accordance with the provisions of this Agreement.

         SECTION 7.09 Acquisition of Company Capital Stock

         Prior to the Effective Time, neither Parent, nor any of Parent Subsidiaries or Affiliates will, nor will they assist or encourage others to, directly or indirectly, acquire or attempt to acquire ownership of more than five percent (5%) of the Company's capital stock.

         Prior to the Effective Time, neither Company, nor any of Company Subsidiaries or Affiliates will, nor will they assist or encourage others to, directly or indirectly, acquire or attempt to acquire ownership of more than five percent (5%) of Parent's capital stock.

                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

         SECTION 8.01 Conditions to the Obligations of Each Party to Consummate the Merger

         The obligations of the parties hereto to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

                  (a) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

                  (b) this Agreement and the Merger shall have been duly approved by the requisite vote of stockholders of Company in accordance with the FBCA and by the requisite vote of the stockholders of Parent in accordance with the DGCL and the rules of the AMEX;

                  (c) no court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting its consummation;

                  (d) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any other applicable competition, merger control or similar Law shall have expired or been terminated;

                  (e) all material consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities;

                  (f) the shares of Parent Common Stock to be issued in the Merger shall be registered under the Securities Act and shall have been authorized for listing on the AMEX, subject to notice of issuance;

                  (g) the Parent shall have entered into an amendment to its existing credit agreement with Bank Austria having terms substantially in accordance with the terms outlined in the Bank Austria Letter of Intent referred to in Section 6.11 hereof;

                  (h) the Parent shall have obtained not less then $30,000,000 from the Financing pursuant to the terms contained in the Financing Term Sheet described in Section 6.13;

                  (i) on or before Exchange Ratio Adjustment Date, all consents of third parties required pursuant to the terms of any Company Material Contract and any Parent Material Contract as a result of the Merger shall have been obtained including those specified in Section 8.01(i) of the Parent Disclosure Schedule and 8.01(i) of the Company Disclosure Schedule, except where the failure to obtain, individually or in the aggregate, any such consent(s) could not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be;

                  (j) Shumaker, Loop & Kendrick, special counsel to Company, or such other law firm or professional services firm reasonably acceptable to Parent (including any "Big 6" accounting firm) shall have issued its opinion, such opinion dated on the date of the Closing, addressed to Company, and reasonably satisfactory to it and the Purchaser, based upon customary representations of Company and Parent and customary assumptions, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code (the "Tax Opinion"), which opinion shall not have been withdrawn or modified in any material respect; provided, however, that if such firm does not render such opinion, this condition shall nonetheless be deemed satisfied if such opinion, dated as of the date of the Closing (k) The Company shall have entered into the Letter of Intent with Company Bank within 45 days of the date of this Agreement, is rendered by counsel to Parent or any "Big 6" accounting firm; and

                  (k) The Company shall have entered into the Letter of Intent with the Company Bank within 45 days of the date of this Agreement.

         SECTION 8.02  Conditions to the Obligations of Company

         The obligations of Company to consummate the Merger, or to permit the consummation of the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

                  (a) each of the representations and warranties of Parent contained in this Agreement shall be true, complete and correct in all material respects (other than representations and warranties subject to materiality or "material adverse effect" qualifiers which shall be true, complete and correct in all respects) both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be so true, complete and correct as of such certain date), and Company shall have received a certificate signed by the Chief Financial Officer of Parent on behalf of the Parent to such effect;

                  (b) Parent shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Company shall have received a certificate signed by the Chief Financial Officer of Parent on behalf of the Parent to that effect; and

                  (c) There shall have been no Parent Material Adverse Effect since the date of this Agreement.

         SECTION 8.03  Conditions to the Obligations of Parent

         The obligations of Parent to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

                  (a) Each of the representations and warranties of Company contained in this Agreement shall be true, complete and correct in all material respects, (other than representations and warranties subject to materiality or "material adverse effect" qualifiers which shall be true, complete and correct in all respects) both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be so true, complete and correct as of such certain date), and Parent shall have received a certificate signed by the Chief Executive Officer on behalf of the Company of Company to such effect;

                  (b) Company shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the date on which they are to be performed as specifically set forth herein or the Effective Time, as applicable, and Parent shall have received a certificate of the Chief Executive Officer signed by Company on behalf of the Company to that effect;

                  (c) There shall have been no Company Material Adverse Effect since the date of this Agreement;

                  (d) The Parent shall have executed, by the Exchange Ratio Adjustment Date, agreements with each of Richard Lindstrom, M.D. and Bruce C. Maller which provide for the continuation of services provided by them, upon terms which are satisfactory to Parent;

                  (e) On or before the Exchange Ratio Adjustment Date, the officers, directors, and shareholders of Company listed on Annex E hereto (the "Company Insiders") shall have entered into lock-up agreements in the form set forth as Annex F hereto;

                  (f) The Company shall not have received any notice of default or notice of any pending or threatened cancellation, revocation or termination or be aware of any facts or circumstances which could reasonably be expected to lead to any such cancellation, revocation, or termination under any of the Company's managed care contracts which, after giving effect to any new managed care business entered into after the date hereof (except for any contracts which have been projected in any Company business plan for year 2000, previously delivered to Parent), cause, or could reasonably likely cause, individually or collectively, a material adverse effect on the Company's managed care business as a stand alone business. The determination of the overall loss of managed care business under this Section 8.03(f) shall be made without regard to any disclosures contained in the Company Disclosure Schedule, except that no account shall be taken of the loss of business under any managed care contracts specifically identified under Section
         4.08 of the Company Disclosure Schedule. The Parent shall have received a certificate of the Chief Executive Officer of the Company to such affect; and

                  (g) On or before the Exchange Ratio Adjustment Date, the Company shall have divested all of its business and assets relating to the Corporate Optometry practice and the Company shall have received from all of the Corporate Optometry practices a release in substantially the form set forth on Annex J hereto, except as the parties may otherwise agree in writing with respect to Talbert.

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.01  Termination

         This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:



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

                  (a) by mutual written consent duly authorized by the boards of directors of each of Parent and Company;

                  (b) by either Parent or Company, if the Effective Time shall not have occurred on or before August 31, 2000; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have principally caused, or resulted in, the failure of the Effective Time to occur on or before such date;

                  (c) by either Parent or Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

                  (d) by Parent, if (i) the board of directors of Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or its stockholders, (ii) the board of directors of Company shall have recommended to the stockholders of Company a Competing Transaction, (iii) the Company fails to comply with Section 6.04, (iv) a Competing Transaction shall have been announced or otherwise publicly known and the board of directors of Company shall have (A) failed to recommend against acceptance of such by its stockholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance by its stockholders of a Competing Transaction involving a tender offer or exchange offer), (B) failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby within 5 Business Days after Parent requests in writing that such recommendation be reconfirmed or (C) determined that such Competing Transaction was a Superior Proposal and takes any of the actions allowed by clause (ii) of Section 6.04, or (v) the board of directors of Company resolves to take any of the actions described above;

                  (e) by Parent or Company, if (i) this Agreement and the Merger shall fail to receive the requisite votes for approval at the Company Stockholders' Meeting or any adjournment or postponement thereof or
         (ii) if the Share Issuance shall fail to receive the requisite votes for approval at the Parent Shareholders' Meeting or any adjournment or postponement thereof;

                  (f) by Parent, upon a material breach of any representation or warranty on the part of Company set forth in this Agreement, upon a material breach of any covenant or agreement on the part of the Company set forth in this Agreement or if any material representation or warranty of Company shall have become untrue, incomplete or incorrect in any material respect, in any case such that the conditions set forth in Section 8.03 would not be satisfied (a "Terminating Company Breach"); provided, however, that if such Terminating Company Breach is curable by Company through the exercise of its reasonable efforts within 20 days and for so long as Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this
         Section 9.01(f) during such 20



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

         day period; and provided, further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01; or

                  (g) by Company, upon material breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any material representation or warranty of Parent shall have become untrue, incomplete or incorrect in any material respect, in either case such that the conditions set forth in Section
         8.02 would not be satisfied (a "Terminating Parent Breach"); provided, however, that if such Terminating Parent Breach is curable by Parent through the exercise of its reasonable efforts within 20 days and for so long as Parent continues to exercise such reasonable efforts, Company may not terminate this Agreement under this Section 9.01(g) during such 20 day period; and provided, further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01.

                  (h) by a party, if on or before the applicable date set forth in Article VIII , any condition set forth in Article VIII which is required to be met on or before such date has not been so met by the other party; provided, however, that if such failed condition is curable by the other party through the exercise of its reasonable efforts within 20 days and for so long as such other party continues to exercise such reasonable efforts, the terminating party may not terminate this Agreement under this Section 9.01(h); and provided, further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01;

                  (i) by the Company, pursuant to Section 6.04, in the event the Company has complied with all the provisions of Section 6.04 and has determined to accept a Superior Proposal; provided that the Company shall have provided Parent with one Business Day's prior written notice of the Company's decision to so terminate (the "Company Termination Notice"). The Company Termination Notice shall indicate in reasonable detail the terms and conditions of such Superior Proposal, including, without limitation, the amount and form of the proposed consideration and whether such Superior Proposal is subject to any material conditions.

         In the event either party shall terminate this Agreement pursuant to
         Section 9.01, neither Parent nor any of Parent's Subsidiaries will, nor will they assist or encourage others to, directly or indirectly, for a period of two (2) years after termination of this Agreement, acquire or attempt to acquire ownership or more than five percent (5%) of the Company's capital stock.

         The right of any party hereto to terminate this Agreement pursuant to this Section 9.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

         SECTION 9.02  Effect of Termination



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

         Except as provided in Section 9.05, in the event of termination of this Agreement pursuant to Section 9.01 or otherwise, this Agreement shall forthwith become void, there shall be no liability under this Agreement or otherwise on the part of any party hereto or any of its affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease. No termination of this Agreement shall affect the obligation of the parties contained in the Confidentiality Agreements, which shall survive termination of this Agreement and remain in full force and effect in accordance with their terms.

         SECTION 9.03  Amendment

         This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the stockholders of Company, no amendment may be made that changes the amount or type of consideration into which Company common stock will be converted pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 9.04  Waiver

         At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         SECTION 9.05  Termination Fee; Expenses

         (a) Except as set forth in this Section 9.05, all Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated, except that Parent and Company each shall pay one-half of all Expenses (other than attorney's and accountant's fees and expenses) incurred solely for printing, filing (with the SEC) and mailing the Registration Statement and the Joint Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Joint Proxy Statement and any fees required to be paid under the HSR Act.

         (b) In the event that (i) Company shall terminate this Agreement pursuant to Section 9.01(i) or Parent shall terminate this Agreement pursuant to
Section 9.01(d) or (ii) this Agreement shall be terminated (x) pursuant to
Section 9.01(b) or (y) pursuant to Section 9.01(e)(i) as a result of the failure to obtain the requisite approval of the Company stockholders and, in the case of either (x) or (y), (A) at or prior to such termination, there shall exist or have been proposed a Competing Transaction with respect to Company and (B) within nine months after such termination, Company shall enter into a definitive agreement with respect to any Competing Transaction or any Competing Transaction involving Company shall be consummated, then, in the case of (i), promptly after such termination, or in the case of (ii), concurrently with the consummation of such Competing Transaction, Company shall pay to Parent an amount in cash equal to the greater of Four percent (4%) of the "total enterprise value" of the transactions contemplated by this Agreement or as reflected in the Superior Proposal or the Competing Transaction, as the case may be, (the "Termination Fee") plus Parent's Expenses. For purposes of this Section 9.05, the term "total enterprise value" shall mean the purchase price paid or offered to be paid, as the case may be, in such transaction, plus the amount of any indebtedness and other liabilities of the Company assumed or offered to be assumed, as the case may be, in this or such Competing Transaction, as the case may be.

         (c) In the event that Parent shall terminate this Agreement pursuant to clause (i) of Section 9.01(f), then Company shall promptly reimburse Parent for Parent's Expenses, and if, within nine months of such termination of this Agreement, Company shall enter into a definitive agreement with respect to any Competing Transaction (other than a Competing Transaction solely described in clause (v) of the definition of such term) or any Competing Transaction (other than a Competing Transaction solely described in clause (v) of the definition of such term) involving Company shall be consummated, concurrently with the consummation of such Competing Transaction (other than a Competing Transaction solely described in clause (v) of the definition of such term), the Company shall pay to Parent an amount in cash equal to one-half of the Termination Fee unless Company did not have Knowledge at the time that this Agreement was entered into that such representation or warranty was incorrect or incomplete, in which case Company shall not be obligated to such portion of the Termination Fee, but shall nonetheless be obligated to pay Parent's Expenses as set forth above.

         (d) In the event that Parent shall terminate this Agreement pursuant to clause (ii) of Section 9.01(f) (other than in connection with a breach of Section 6.04 or Section 6.01(y) hereof, which are provided for below), then Company shall promptly reimburse Parent for Parent's Expenses, and if, within nine months of such termination of this Agreement, Company shall enter into a definitive agreement with respect to any Competing Transaction (other than a Competing Transaction solely described in clause (v) of the definition of such term) or any Competing Transaction (other than a Competing Transaction solely described in clause (v) of the definition of such term) involving Company shall be consummated, concurrently with the consummation of such Competing Transaction (other than a Competing Transaction solely described in clause (v) of the definition of such term), the Company shall pay to Parent an amount in cash equal to half of the Termination Fee.

         (e) In the event that Parent shall terminate this Agreement pursuant to clause (ii) of Section 9.01(f) in connection with a breach of Section 6.04, then Company shall promptly reimburse Parent for Parent's Expenses, and if, within nine months of such termination of this Agreement, the Company shall enter into any agreement with respect to any Competing Transaction or any Competing Transaction involving Company shall be consummated, concurrently with the execution of any such agreement, or if there is no agreement, upon the consummation of such Competing Transaction, the Company shall pay to Parent in cash the Termination Fee.



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

         (f) In the event that Parent shall terminate this Agreement pursuant to clause (ii) of Section 9.01(f) in connection with a breach of Section 6.01(y), then Company shall promptly reimburse Parent for Parent's Expenses.

         (g) In the event that Parent shall terminate this Agreement pursuant to clause (iii) of Section 9.01(f), then Company shall promptly reimburse Parent for Parent's Expenses.

         (h) In the event that Company shall terminate this Agreement pursuant to Section 9.01(g), then Parent shall promptly reimburse Company for Company's Expenses.

         (i) Parent, Merger Sub and Company agree that the agreements contained in this Article IX above are reasonable, are an integral part of the transaction contemplated by this Agreement, and are the sole and exclusive remedies in law or in equity for a termination or breach of this Agreement or otherwise in connection with the transactions contemplated by this Agreement. The payments provided for in this Section 9.05 are intended to establish liquidated damages in the event of a termination or otherwise and are not intended as a penalty. Accordingly, if Company or Parent fails to pay to Parent or Company, as the case may be, any amounts due under Section 9.05(b), Section 9.05(c), or Section 9.05(d), Company or Parent, as the case may be, shall pay interest on such amounts at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

         (j) In the event that the Company does not enter into the Standstill Agreement within 45 days following the date hereof, the Company shall promptly reimburse Parent for Parent's Expenses;

         (k) In the event that a dispute arises in connection with Section 9.04(c), (d) and/or (e) hereof, such dispute shall be submitted for arbitration to the American Arbitration Association ("AAA") in New York City in accordance with the Commercial Rules of the American Arbitration Association, provided; however, that such arbitrators shall apply the Delaware General Corporation Law and applicable case law thereunder to the resolution of the dispute. The decision of the AAA shall be final and binding upon the parties, and shall be enforceable in any court of competent jurisdiction. Nothing in this provision shall be construed to prohibit any party hereto from seeking interim equitable relief in a court of competent jurisdiction pending submission of said dispute to arbitration hereunder.

                                    ARTICLE X
                               GENERAL PROVISIONS

         SECTION 10.01  Non-Survival of Representations and Warranties

         The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be.

         SECTION 10.02  Notices

         All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

           (a) if to Company:

                    Vision Twenty-One, Inc.
                    7360 Bryan Dairy Road
                    Largo, FL 33777
                    Attention:  Theodore N. Gillette
                    Telecopier: (727) 547-4371

           with a copy to:

                    Shumaker, Loop & Kendrick, LLP
                    101 E. Kennedy Blvd.
                    Suite 2800
                    Tampa, FL 33602-0609
                    Attention: Darrell C. Smith, Esq.
                    Telecopier: (813) 229-1660

           (b) if to Parent or Merger Sub:

                    OptiCare Health Systems, Inc.
                    87 Grandview Avenue
                    Waterbury, CT 06708
                    Attention:  Stephen P. Fisher, General Counsel
                    Telecopier: (203) 596-2227

           with a copy to:

                    Kane Kessler, P.C.
                    1350 Avenue of the Americas
                    New York, New York 10019
                    Attention: Robert L. Lawrence, Esq.
                    Telecopier: (212) 245-3009

         SECTION 10.03  Severability



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

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

         SECTION 10.04  Assignment; Binding Effect; Benefit

         Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Section 7.04, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

         SECTION 10.05  Incorporation of Exhibits

         The Parent Disclosure Schedule, the Company Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

         SECTION 10.06  Governing Law

         ANY DISPUTE OR CLAIM BASED UPON, ARISING OUT OF OR RESULTING FROM THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ITS CHOICE OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF DELAWARE. COURTS WITHIN THE STATE OF DELAWARE WILL HAVE JURISDICTION OVER ALL DISPUTES BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY; PROVIDED, THAT THE EFFECTIVENESS AND EFFECT OF THE MERGER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA. THE PARTIES HEREBY CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HERETO WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH



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

COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM OR IMPROPER VENUE.

         SECTION 10.07  Waiver of Jury Trial

         EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

         SECTION 10.08  Headings; Interpretation

         The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         SECTION 10.09  Counterparts

         This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 10.10  Entire Agreement

         This Agreement (including the Exhibits, the Parent Disclosure Schedule and the Company Disclosure Schedule), together with all other agreements entered into simultaneously herewith by the parties hereto and the Confidentiality Agreements, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.



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                      [THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    OPTICARE HEALTH SYSTEMS, INC.


                                    By: /s/ Dean Yimoyines
                                        --------------------------------------
                                        Name:  Dean Yimoyines
                                        Title: Chairman, President and CEO


                                    VISION TWENTY-ONE, INC.

                                    By: /s/ Bruce Maller
                                        --------------------------------------
                                        Name:  Bruce Maller
                                        Title: Board Chairman


                                    OC ACQUISITION CORP.

                                    By: /s/ Dean Yimoyines
                                        --------------------------------------
                                        Name:  Dean Yimoyines
                                        Title: President




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